BEAR, STEARNS & CO. INC.
ATLANTA • BOSTON • CHICAGO
DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO	383 Madison Avenue
FRANKFURT • GENEVA • HONG KONG	New York, N.Y. 10179
LONDON • PARIS • TOKYO	(212) 272-2000; (212) 272-7294	fax

New Issue Computational Materials

$516,115,000 (Approximate)

Bear Stearns Asset Backed Securities I Trust 2006-HE1

Issuer

Asset-Backed Certificates, Series 2006-HE1

Bear Stearns Asset Backed Securities I LLC

Depositor

EMC Mortgage Corporation

Sponsor and Master Servicer

January 5, 2006

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                                                                                                                                                                 BEAR, STEARNS & CO. INC.

ATLANTA • BOSTON • CHICAGO
DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO	383 Madison Avenue
FRANKFURT • GENEVA • HONG KONG	New York, N.Y. 10179
LONDON • PARIS • TOKYO	(212) 272-2000; (212) 272-7294	fax

STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/bsabs or visit the following website: “www.bearstearns.com/prospectus/bsabs” for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

$516,115,000 (Approximate)

Bear Stearns Asset Backed Securities I Trust 2006-HE1

Asset-Backed Certificates, Series 2006-HE1

Bear Stearns Asset Backed Securities I LLC

Depositor

EMC Mortgage Corporation

Sponsor and Master Servicer

TRANSACTION HIGHLIGHTS

Characteristics of the Certificates (1), (2), (3), (4), (5), (6)

Classes	Sizes	Coupon	Avg Life To Call (years)	Principal Lockout (months)	Principal Window (months)	Last Sch. Distribution Date	Ratings Moody’s/S&P

Class I-A-1	$283,605,000	Floating	[1.000]	0	24	[01/25/30]	Aaa / AAA
Class I-A-2	104,587,000	Floating	[3.000]	23	48	[05/25/35]	Aaa / AAA
Class I-A-3	14,291,000	Floating	[5.903]	70	1	[01/25/36]	Aaa / AAA
Class I-M-1	22,890,000	Floating	[5.180]	53	18	[01/25/36]	Aa1 / AA+
Class I-M-2	20,983,000	Floating	[4.708]	47	24	[01/25/36]	Aa2 / AA
Class I-M-3	12,808,000	Floating	[4.507]	45	26	[01/25/36]	Aa3 / AA-
Class I-M-4	22,345,000	Floating	[4.370]	41	30	[01/25/36]	A2 / A
Class I-M-5	9,810,000	Floating	[4.280]	40	31	[01/25/36]	A3 / A-
Class I-M-6	8,992,000	Floating	[4.240]	39	32	[01/25/36]	Baa1 / BBB+
Class I-M-7	8,992,000	Floating	[4.207]	38	33	[01/25/36]	Baa2 / BBB
Class I-M-8	6,812,000	Floating	[4.185]	38	33	[01/25/36]	Baa3 / BBB-

Notes:

(1)	The Certificate sizes are approximate and subject to a variance of +/- 10%.
(2)	Certificates are priced to the 10% optional clean-up call.
(3)	Based on the pricing prepayment speed described herein.
(4)	The Class I-A Certificates and Class I-M Certificates are subject to a Group I Net WAC Rate Cap.
(5)	The coupon for each class of Certificates is equal to the lesser of (a) One-month LIBOR plus the related margin and (b) the

Group I Net WAC Rate Cap.

(6)

After the Group I Optional Termination Date, the margins on each of the Class I-A-2 Certificates and Class I-A-3 Certificates will increase to 2.0 times their related initial margins; and the margins on the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8 Certificates will increase to 1.5 times their related initial margins.

Depositor:	Bear Stearns Asset Backed Securities I LLC.
Originators:

Acoustic Home Loans, Inc. (approximately 12.66%), First Horizon Home Loans (approximately 18.78%), Maribella Mortgage, LLC (approximately 10.40%), Mortgage IT, Inc. dba MIT Lending (approximately 21.26%), and United Financial (approximately 8.31%); and approximately 19 others (none of which represent > 5% of the deal).

Master Servicer, Mortgage Loan Seller and Mortgage Loan Sponsor:	EMC Mortgage Corporation.
Trustee:	LaSalle Bank National Association.
Custodian:	LaSalle Bank National Association.
Underwriter:	Bear, Stearns & Co. Inc.
Derivative Administrator:	LaSalle Bank National Association.
Supplemental Interest Trust Trustee:	LaSalle Bank National Association.
Swap Provider:	[TBD].
Cap Provider:	[TBD].
Group I Offered Certificates:

Approximately $402,483,000 senior floating-rate Certificates (the “Class I-A Certificates”) and approximately $113,632,000 mezzanine floating-rate Certificates (the “Class I-M Certificates” together with the Class I-A Certificates, the “Group I Offered Certificates”). The Group I Offered Certificates are backed by adjustable-rate and fixed-rate, first and second lien, closed-end, subprime mortgage loans (the “Group I Mortgage Loans”).

Group I Non-Offered Certificates:	The Class I-CE, Class I-P and Class I-R Certificates will not be publicly offered.
Collateral:

As of the Cut-off Date, the Group I Mortgage Loans consisted of approximately 3,425 fixed and adjustable-rate, first and second lien, closed-end subprime mortgage loans totaling approximately $545,000,000.

Expected Pricing Date:	On or about January [11], 2006.
Closing Date:	On or about January 31, 2006.
Cut-off Date:	The close of business on January 1, 2006.
Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in February 2006.
Record Date:

For each class of Group I Offered Certificates, the business day preceding the applicable Distribution Date so long as such class of certificates are in book-entry form; and otherwise the record date shall be the last business day of the month immediately preceding the applicable Distribution Date.

Delay Days:	0 (zero) days on all Group I Offered Certificates.
Determination Date:

The Determination Date with respect to any Distribution Date will be the 15th day of the calendar month in which such Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Interest Accrual Period:

For any Distribution Date with respect to the Group I Offered Certificates, is the period commencing on the Distribution Date of the month immediately preceding the month in which the Distribution Date occurs or, in the case of the first period, commencing on the Closing Date, and ending on the day preceding such Distribution Date. All distributions of interest on the Group I Offered Certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period. The Group I Offered Certificates will initially settle flat (no accrued interest).

Prepayment Period:

The Prepayment Period with respect to any Distribution Date is the period commencing on the 16th day of the month prior to the month in which the related Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs.

ERISA Considerations:

It is expected that the Group I Offered Certificates will be ERISA eligible after the termination of the Supplemental Interest Trust which holds the Swap Agreement. Prior to that time, persons using plan assets may purchase the Group I Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of such certificates.

Legal Investment:	It is anticipated that the Group I Offered Certificates will not constitute “mortgage related securities” for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA).
Tax Matters:	The Trust will be established as one or more REMICs for federal income tax purposes.
Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.
Minimum Denominations:	$100,000 and integral multiples of $1 in excess thereof.
Group I Optional Termination:

At its option, the majority holder of the Class I-CE Certificates may purchase all of the Group I Mortgage Loans (and related properties acquired on behalf of the trust) when the principal balance of the Group I Mortgage Loans remaining in the trust, as of the last day of the related Due Period has been reduced to less than 10% of the principal balance of the Group I Mortgage Loans as of the Cut-off Date. If the majority holder of the Class I-CE Certificates does not exercise such right, then the Master Servicer may purchase all of the Group I Mortgage Loans (and related properties acquired on behalf of the trust) when the principal balance of the Group I Mortgage Loans remaining in the trust, as of the last day of the related Due Period, has been reduced to less than 5% of the principal balance of the Group I Mortgage Loans as of the Cut-off Date. Such a purchase will result in the early retirement of all the Group I Offered Certificates. In such case, the Group I Offered Certificates will be redeemed at par plus accrued interest.

Administrative Fees:

The sum of the “Servicing Fee” calculated at the “Servicing Fee Rate” of 0.500% per annum and the “Trustee Fee” calculated at the “Trustee Fee Rate” of [0.0062%] per annum. Administrative Fees will be paid monthly on the stated principal balance of the Group I Mortgage Loans.

Principal & Interest Advances:

The Master Servicer is required to advance delinquent payments of principal and interest on the Group I Mortgage Loans (other than balloon loans) to the extent such amounts are deemed recoverable from the related Group I Mortgage Loan. The Master Servicer is entitled to be reimbursed for such advances, and therefore these advances are not a form of credit enhancement.

Servicing Advances:

The Master Servicer will pay all out-of-pocket costs related to its obligations, including, but not limited to: (i) expenses in connection with a foreclosed Group I Mortgage Loan prior to the liquidation of such loan, (ii) the costs of any judicial proceedings, including foreclosures and (iii) the cost of managing and liquidating property acquired in relation to the Group I Mortgage Loans, as long as it deems the costs to be recoverable. The Master Servicer is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:

The Master Servicer is required to pay Compensating Interest up to the amount of the Servicing Fee to cover prepayment interest shortfalls (“Prepayment Interest Shortfalls”) due to partial and full prepayments on the Group I Mortgage Loans.

Step-up Coupon:

If the Group I Optional Termination is not exercised on the first Distribution Date following the Distribution Date on which it could have been exercised, the margin on each of the Class I-A-2 Certificates and Class I-A-3 Certificates will increase to 2.0 times their related initial margins and the margins on each of the Class I-M Certificates will increase to 1.5 times their related initial margins.

Prepayment Assumption:

Fixed Rate Mortgage Loans: A 100% prepayment assumption assumes that the outstanding principal balance of the fixed rate mortgage loans prepays at a constant prepayment rate (“CPR”) of 4% in the first month of the life of such pool, such rate increasing by an additional approximate 1.91% CPR (precisely 21%/11) each month thereafter through the twelfth month of the life of such mortgage loans, and such rate thereafter remaining constant at 25% CPR for the remainder of the life of such pool.

Adjustable Rate Mortgage Loans: A 100% prepayment assumption assumes that the outstanding principal balance of the adjustable rate mortgage loans prepays at a CPR of 4% in the first month of the life of such pool, such rate increasing by an additional approximate 2.82% CPR (precisely 31%/11) each month thereafter through the twelfth month of the life of such mortgage loans, and such rate thereafter remaining constant at 35% CPR.

Credit Enhancement:

1. Excess Spread (excluding Net Swap Payments received from the Swap Provider) from the Group I Mortgage Loans

2. Any related payments received from the Cap Provider

3. Any related Net Swap Payments received from the Swap Provider

4. Overcollateralization

5. Subordination of the Group I Certificates

Group I Interest Remittance Amount:

With respect to any Distribution Date, that portion of the available distribution amount for that Distribution Date that represents interest received or advanced in respect of the Group I Mortgage Loans (net of Administrative Fees and any related Net Swap Payment or Swap Termination Payment owed to the Swap Provider not resulting from an event of default or certain termination events with respect to the Swap Provider (a “Swap Provider Trigger Event”)).

Group I Overcollateralization Amount:

The Group I Overcollateralization Amount with respect to any Distribution Date is the excess, if any, of (i) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses on the Group I Mortgage Loans incurred during the related Due Period) over (ii) the aggregate Certificate Principal Balance of the Class I-A Certificates and Class I-M Certificates, after taking into account the distributions of principal to be made on such Distribution Date.

Group I Overcollateralization Target Amount:

With respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to approximately [5.30]% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) the lesser of (1) approximately [5.30]% of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the cut-off date and (2) approximately [10.60]% of the then current aggregate outstanding principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to the Group I Mortgage Loans incurred during the related Due Period) and (y) approximately [$2,725,000] or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Group I Overcollateralization Target Amount for the immediately preceding Distribution Date. The Group I Overcollateralization Target Amount for the Group I Offered Certificates is expected to be fully funded on the Closing Date.

Group I Overcollateralization Increase Amount:

With respect to any Distribution Date, an amount equal to the lesser of (i) available excess cashflow from the Group I Mortgage Loans available for payment of Group I Overcollateralization Increase Amount and (ii) the excess, if any, of (x) the Group I Overcollateralization Target Amount for that Distribution Date over (y) the Group I Overcollateralization Amount for that Distribution Date.

Group I Overcollateralization Reduction Amount:

With respect to any Distribution Date for which the Group I Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the Group I Excess Overcollateralization Amount for that Distribution Date and (ii) principal collected on the Group I Mortgage Loans for that Distribution Date.

Group I Excess Overcollateralization Amount:	With respect to any Distribution Date, the excess, if any, of the Group I Overcollateralization Amount over the Group I Overcollateralization Target Amount.
Stepdown Date:

The later to occur of (x) the Distribution Date occurring in February 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage for the Class I-A Certificates is greater than or equal to approximately [52.30]%.

Credit Enhancement Percentage:

The Credit Enhancement Percentage for any Class I-A Certificates for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the related class or classes subordinate thereto (including the Class I-CE Certificates) by (y) the aggregate principal balance of the Group I Mortgage Loans, calculated after taking into account distributions of principal on the Group I Mortgage Loans and after reduction for Realized Losses with respect to the Group I Mortgage Loans incurred during the related Due Period, but prior to distribution of the Group I Principal Distribution Amount to the holders of the related Certificates then entitled to distributions of principal on such Distribution Date.

Class	Initial CE %	CE % On/After Stepdown Date

I-A	[26.15]%	[52.30]%
I-M-1	[21.95]%	[43.90]%
I-M-2	[18.10]%	[36.20]%
I-M-3	[15.75]%	[31.50]%
I-M-4	[11.65]%	[23.30]%
I-M-5	[9.85]%	[19.70]%
I-M-6	[8.20]%	[16.40]%
I-M-7	[6.55]%	[13.10]%
I-M-8	[5.30]%	[10.60]%

Trigger Event:	If either the Delinquency Test or the Cumulative Loss Test is violated.
Delinquency Test:

The Delinquency Test for the Group I Certificates is violated on any Distribution Date if the percentage obtained by dividing (x) the aggregate outstanding principal balance of Group I Mortgage Loans delinquent 60 days or more (including Group I Mortgage Loans that are in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy) by (y) the aggregate outstanding principal balance of the Group I Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds [30.50]% of the Credit Enhancement Percentage.

Cumulative Loss Test:

The Cumulative Loss Test for the Group I Certificates is violated on any Distribution Date if the aggregate amount of Realized Losses with respect to the Group I Mortgage Loans incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

[Distribution Date Occurring in	Percentage
February 2009 through January 2010	[4.05%]
February 2010 through January 2011	[6.35%]
February 2011 through January 2012	[8.15%]
February 2012 and thereafter	[8.75%]

Realized Losses:

Generally, any Realized Losses on the Group I Mortgage Loans will be absorbed first by Excess Spread for Loan Group I, second, by the related Group I Overcollateralization Amount, third, by the Class I-M Certificates in reverse numerical class designation and fourth, to the Class I-A Certificates on a pro rata basis, based on the Certificate Principal Balance of each such class.

Expense Adjusted Mortgage Rate:

The applicable mortgage rate (as adjusted for the actual number of days in the related Interest Accrual Period) on each Group I Mortgage Loan as of the first day of the related Due Period minus the sum of the (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.

Net WAC Rate Cap:

For any Distribution Date is the excess, if any, of (A) with respect to the Class I-A Certificates and Class I-M Certificates, the weighted average of the Expense Adjusted Mortgage Rates of the Group I Mortgage Loans as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such Group I Mortgage Loans on such due date, over (B) a per annum rate equal to the sum of the Net Swap Payment payable to the Swap Provider on such Distribution Date and any Swap Termination Payment not due to a Swap Provider Trigger Event payable to the Swap Provider on such distribution date (to the extent not paid by the Derivative Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement), divided by the outstanding principal balance of the Group I Mortgage Loans as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such Group I Mortgage Loans on such due date, multiplied by 12, divided by the outstanding principal balance of the Group I Mortgage Loans as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such Group I Mortgage Loans on such due date, multiplied by 12. The Net WAC Rate Cap will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Pass-Through Rates:

The Pass-Through Rate with respect to each class of Group I Offered Certificates will be the lesser of (x) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR plus the related Margin, and (y) the Net WAC Rate Cap adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Swap Agreement:

On the Closing Date, the Derivative Administrator will enter into a Swap Agreement for the benefit of the Group I Offered Certificates with an initial notional amount of [$445,496,244]. Under the related Swap Agreement, on each Distribution Date beginning in September 2006 and ending in January 2011, the Derivative Administrator shall be obligated to pay to the Swap Provider an amount equal to [4.900]% (per annum) on the related swap notional amount specified in the schedule below based upon a 30/360 day count convention, and the Derivative Administrator will be entitled to receive from the Swap Provider an amount equal to One-Month LIBOR (as determined pursuant to the Swap Agreement) on the related swap notional amount specified in the schedule below based upon a 30/360 day count convention, accrued during the related swap accrual period. Only the net amount of the two obligations above will be paid by the appropriate party (each, a “Net Swap Payment”). To the extent that the Derivative Administrator is obliged to make a related Net Swap Payment on any Distribution Date, amounts otherwise available to the related certificateholders will be applied to make a net payment to the Derivative Administrator in the same amount, for payment to the Swap Provider. The related Swap Agreement will terminate after the Distribution Date in January 2011.

Upon early termination of the related Swap Agreement, the Derivative Administrator or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party, regardless of which party caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the related Swap Agreement. In the event that the Derivative Administrator is required to make a Swap Termination Payment, the trust will be required to make a payment to the Derivative Administrator in the same amount, which amount will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to the related Certificateholders (other than a Swap Termination Payment due to a Swap Provider Trigger Event). Shown below is the swap notional amount schedule, which generally has been derived by adding (A) for the fixed rate collateral, a notional amount corresponding to 1.25x the pricing speed and (B) for the adjustable rate collateral (1) during the respective fixed rate period, a notional amount corresponding to 1.25x the pricing speed and (2) during the respective adjustable rate period, zero.

Payment Date	Swap Notional Amount ($)	Payment Date	Swap Notional Amount ($)
Sep-06	445,496,244.33	Mar-09	26,594,328.27
Oct-06	426,036,769.10	Apr-09	25,752,357.97
Nov-06	407,006,558.11	May-09	24,936,866.14
Dec-06	388,812,873.68	Jun-09	24,147,024.23
Jan-07	371,444,779.62	Jul-09	23,382,029.58
Feb-07	354,864,399.61	Aug-09	22,641,104.53
Mar-07	339,035,608.39	Sep-09	21,923,495.64
Apr-07	323,923,950.44	Oct-09	21,228,472.99
May-07	309,496,562.26	Nov-09	20,555,329.41
Jun-07	295,722,098.50	Dec-09	19,903,379.79
Jul-07	282,570,661.48	Jan-10	19,271,960.39
Aug-07	270,013,733.88	Feb-10	18,660,428.15
Sep-07	258,024,114.68	Mar-10	18,068,160.09
Oct-07	246,559,897.98	Apr-10	17,494,552.66
Nov-07	235,645,257.84	May-10	16,939,021.15
Dec-07	225,222,957.97	Jun-10	16,400,999.08
Jan-08	215,269,599.93	Jul-10	15,879,873.16
Feb-08	63,138,147.06	Aug-10	15,375,179.77
Mar-08	60,786,338.01	Sep-10	14,886,403.69
Apr-08	58,525,422.96	Oct-10	14,413,045.79
May-08	56,351,750.70	Nov-10	13,954,622.51
Jun-08	54,261,822.13	Dec-10	13,509,067.61
Jul-08	52,252,283.71	Jan-11	13,077,614.78
Aug-08	50,319,921.24
Sep-08	48,461,676.88
Oct-08	46,675,939.50
Nov-08	44,958,433.96
Dec-08	43,306,404.82
Jan-09	41,717,246.98
Feb-09	27,463,632.19

Interest Carry Forward Amount:

For each class of Group I Offered Certificates, and on any Distribution Date, the sum of (i) the excess of (A) the interest accrued during the related Interest Accrual Period for such Class (excluding any Basis Risk Shortfall Carryover Amount with respect to such class), plus any unpaid Interest Carry Forward Amount from the prior Distribution Date, over (B) the amount actually distributed to such class with respect to interest on such prior Distribution Date and (ii) interest on such excess at the Pass-Through Rate for such class.

Interest Distribution Amount:

The Interest Distribution Amount for the Group I Offered Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class, in each case, reduced by any Prepayment Interest Shortfalls to the extent not covered by related Compensating Interest payable by the Master Servicer and any related shortfalls resulting from the application of the Relief Act.

Senior Interest Distribution Amount:

The Senior Interest Distribution Amount for any Distribution Date and any Class I-A Certificates is equal to the related Interest Distribution Amount for such Distribution Date for the related Class I-A Certificates and the Interest Carry Forward Amount, if any, for that Distribution Date for the related Class I-A Certificates.

Basis Risk Shortfall Carryover Amount:

With respect to any Distribution Date, and the Group I Offered Certificates, the excess of (i) the amount of interest such class would have accrued on such Distribution Date had the applicable Pass-Through Rate not been subject to the Group I Net WAC Rate Cap, over (ii) the amount of interest such class of Certificates received on such Distribution Date if the Pass-Through Rate is limited to the Group I Net WAC Rate Cap, together with the unpaid portion of any such amounts from prior Distribution Dates (and accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the Group I Net WAC Rate Cap). The ratings on each Class of Certificates do not address the likelihood of the payment of any Basis Risk Shortfall Carryover Amount.

Basis Risk Shortfall: Interest Rate Cap Agreement:

Because each Group I Mortgage Loan has a mortgage rate that is either fixed or adjustable, and the adjustable-rate Group I Mortgage Loans will adjust generally based on six-month LIBOR after an initial fixed-rate period of six months, one, two, three or five years following the date of origination, and the Pass-Through Rates on the Group I Offered Certificates are based on one-month LIBOR, the application of the Group I Net WAC Rate Cap could result in shortfalls of interest otherwise payable on those certificates in certain periods (such shortfalls, “Basis Risk Shortfalls”). This may also occur if six-month LIBOR and one-month LIBOR rise quickly since the Group I Mortgage Loan adjustments are constrained by certain interim caps. If Basis Risk Shortfalls occur, with respect to Loan Group I, they will be carried forward as Basis Risk Shortfall Carryover Amounts and paid from the related Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent Distribution Date.

The Class I-A Certificates and Class I-M Certificates will benefit from an interest rate cap agreement the payments on which will be available to, among other things, mitigate Basis Risk Shortfall. The interest rate cap agreement will not guarantee that any of the Class I-A and Class I-M Certificates will receive interest at a pass-through rate based upon One-Month LIBOR plus the applicable margin on any Distribution Date. The related interest rate cap agreement will terminate after the Distribution Date in August 2006. It is anticipated that the related interest rate cap agreement will include the following terms:

Payment Date	Notional Amount	Strike Rate
Feb-06	545,000,000.00	4.50
Mar-06	535,574,587.92	4.50
Apr-06	524,471,361.59	4.50
May-06	511,723,168.45	4.50
Jun-06	497,378,557.80	4.50
Jul-06	481,502,730.04	4.50
Aug-06	464,176,033.37	4.50

Interest Payment Priority:

On each Distribution Date, the Group I Interest Remittance Amount will be distributed in the following order of priority:

(i)          from the Group I Interest Remittance Amount, to the holders of the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates pro rata based on the amount of accrued interest payable to such classes of certificates, the Senior Interest Distribution Amount allocable to such Certificates;

(ii)         from the remaining Group I Interest Remittance Amount, to the holders of the Class I-M-1 Certificates, the Interest Distribution Amount for such Certificates;

(iii)        from the remaining Group I Interest Remittance Amount, to the holders of the Class I-M-2 Certificates, the Interest Distribution Amount for such Certificates;

(iv)        from the remaining Group I Interest Remittance Amount, to the holders of the Class I-M-3 Certificates, the Interest Distribution Amount for such Certificates;

(v)          from the remaining Group I Interest Remittance Amount, to the holders of the Class I-M-4 Certificates, the Interest Distribution Amount for such Certificates;

(vi)        from the remaining Group I Interest Remittance Amount, to the holders of the Class I-M-5 Certificates, the Interest Distribution Amount for such Certificates;

(vii)       from the remaining Group I Interest Remittance Amount, to the holders of the Class I-M-6 Certificates, the Interest Distribution Amount for such Certificates;

(viii)      from the remaining Group I Interest Remittance Amount, to the holders of the Class I-M-7 Certificates, the Interest Distribution Amount for such Certificates; and

(ix)        from the remaining Group I Interest Remittance Amount, to the holders of the Class I-M-8 Certificates, the Interest Distribution Amount for such Certificates.

Principal Payment Priority:

On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group I Principal Distribution Amount shall be distributed as follows:

(i)           the Group I Principal Distribution Amount sequentially to the holders of the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

(ii)         to the holders of the Class I-M-1 Certificates, any Group I Principal Distribution Amount remaining after the distributions described in (i) above, until the Certificate Principal Balance thereof has been reduced to zero;

(iii)        to the holders of the Class I-M-2 Certificates, any Group I Principal Distribution Amount remaining after the distributions described in (i) and (ii) above, until the Certificate Principal Balance thereof has been reduced to zero;

(iv)         to the holders of the Class I-M-3 Certificates, any Group I Principal Distribution Amount remaining after the distributions described in (i), (ii) and (iii) above, until the Certificate Principal Balance thereof has been reduced to zero;

(v)          to the holders of the Class I-M-4 Certificates, any Group I Principal Distribution Amount remaining after the distributions described in (i), (ii), (iii) and (iv) above, until the Certificate Principal Balance thereof has been reduced to zero;

(vi)         to the holders of the Class I-M-5 Certificates, any Group I Principal Distribution Amount remaining after the distributions described in (i), (ii), (iii), (iv) and (v) above, until the Certificate Principal Balance thereof has been reduced to zero;

(vii)       to the holders of the Class I-M-6 Certificates, any Group I Principal Distribution Amount remaining after the distributions described in (i), (ii), (iii), (iv), (v) and (vi) above, until the Certificate Principal Balance thereof has been reduced to zero;

(viii)      to the holders of the Class I-M-7 Certificates, any Group I Principal Distribution Amount remaining after the distributions described in (i), (ii), (iii), (iv), (v), (vi) and (vii) above, until the Certificate Principal Balance thereof has been reduced to zero; and

(ix)         to the holders of the Class I-M-8 Certificates, any Group I Principal Distribution Amount remaining after the distributions described in (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) above, until the Certificate Principal Balance thereof has been reduced to zero.

Principal Payment Priority:

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger

Event is not in effect, the Group I Principal Distribution Amount shall be distributed as follows:

(i)           the Group I Principal Distribution Amount sequentially to the holders of the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates, in that order, to the extent of the Class I-A Group I Principal Distribution Amount, until the Certificate Principal Balance of each such class has been reduced to zero;

(ii)          to the holders of the Class I-M-1 Certificates, the Class I-M-1 Group I Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(iii)         to the holders of the Class I-M-2 Certificates, the Class I-M-2 Group I Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(iv)         to the holders of the Class I-M-3 Certificates, the Class I-M-3 Group I Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(v)          to the holders of the Class I-M-4 Certificates, the Class I-M-4 Group I Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vi)         to the holders of the Class I-M-5 Certificates, the Class I-M-5 Group I Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vii)       to the holders of the Class I-M-6 Certificates, the Class I-M-6 Group I Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(viii)      to the holders of the Class I-M-7 Certificates, the Class I-M-7 Group I Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

(ix)         to the holders of the Class I-M-8 Certificates, the Class I-M-8 Group I Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

Swap and Cap Payments:

Funds payable under the related Swap Agreement and the related Interest Rate Cap Agreement will be deposited into a reserve account (the “Group I Derivative Account”).

Funds in the Group I Derivative Account that are payable to the Swap Provider will be paid from any related available funds prior to distributions on the Group I Offered Certificates (other than any Swap Termination Payment due to a Swap Provider Trigger Event) and will be distributed on each Distribution Date in the following order of priority:

1)    to the Swap Provider, any Net Swap Payment owed for such Distribution Date; and

2)    to the Swap Provider, any Swap Termination Payment not due to a Swap Provider Trigger Event.

Funds in the Group I Derivative Account that are payable to the trust will be distributed on each Distribution Date in the following order of priority:

1)    to the holders of the Class I-A Certificates, on a pro rata basis, to pay accrued interest and any Interest Carry Forward Amount to the extent of the interest portion of any Realized Loss on the Group I Mortgage Loans, in each case to the extent unpaid from the Group I Interest Remittance Amount;

2)    to the holders of the Class I-M Certificates, sequentially, to pay accrued interest and any Interest Carry Forward Amount to the extent of the interest portion of any Realized Loss on the Group I Mortgage Loans, in each case to the extent unpaid from the Group I Interest Remittance Amount;

3)    to pay, first to the Class I-A Certificates on a pro rata basis, and second, sequentially to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8 Certificates, in that order, any Basis Risk Carryover Amounts for such Distribution Date;

4)    to pay as principal to the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8 Certificates to maintain the Group I Overcollateralization Target Amount for such Distribution Date (to the extent the Group I Overcollateralization Amount is reduced below the Group I Overcollateralization Target Amount as a result of Realized Losses with respect to the Group I Mortgage Loans and to the extent not covered by Net Monthly Excess Cashflow with respect to the Group I Mortgage Loans) distributed in the same manner and priority as the Group I Principal Distribution Amount; and

5)    to the party named in the Derivative Administration Agreement, any remaining amounts.

Net Monthly Excess Cashflow Distributions:

With respect to any Distribution Date, the available distribution amount remaining after distribution of the Group I Interest Remittance Amount and the Group I Principal Distribution Amount as described above (“Net Monthly Excess Cashflow”) shall be distributed as follows to the extent not covered by amounts paid pursuant to the Swap Agreement and the interest rate cap agreement (other than in the case of clause (i) below):

(i)           to the holders of the class or classes of Group I Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Group I Overcollateralization Increase Amount, distributable as part of the Group I Principal Distribution Amount;

(ii)         from Net Monthly Excess Cashflow attributable to the Group I Interest Remittance Amount, to the holders of the Class I-A Certificates, in an amount equal to any Interest Carry Forward Amounts to the extent unpaid from the Group I Interest Remittance Amount or amounts paid to the trust pursuant to the Swap Agreement and interest rate cap agreement.

(iii)        from Net Monthly Excess Cashflow attributable to the Group I Interest Remittance Amount, to the holders of the Class I-A Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(iv)         to the holders of the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8 Certificates, in that order, in an amount equal to the related Interest Carry Forward Amount allocable to such Certificates;

(v)          to make payments to a reserve account, to the extent required to distribute to the holders of the Class I-A Certificates any Basis Risk Carryover Amounts for such classes (after taking into account amounts paid under the Swap Agreement and the interest rate cap agreement);

(vi)         to make payments to a reserve account, to the extent required to distribute to the holders of the Class I-M Certificates any Basis Risk Carryover Amounts for such classes (after taking into account amounts paid under the Swap Agreement and the interest rate cap agreement);

(vii)       to the holders of the Class I-A Certificates and Class I-M Certificates, in an amount equal to such certificates’ allocated share of any Prepayment Interest Shortfalls and any shortfalls resulting from the application of the Relief Act, in each case, without interest accrued thereon;

(viii)      to the Swap Provider, any Swap Termination Payment for such Distribution Date due to a Swap Provider Trigger Event: and

(ix)         to the holders of the Class I-CE Certificates and Class I-R Certificates as provided in the Pooling and Servicing Agreement.

All amounts in respect of prepayment charges shall be distributed to the holders of the Class I-P Certificates and not to the Group I Offered Certificates.

Group I Principal Distribution Amount:

The Group I Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group I Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group I Mortgage Loans, and (iv) a percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date MINUS (v) the sum of (a) any Net Swap Payment, or any Swap Termination Payment not due to a Swap Provider Trigger Event, owed to the Swap Provider to the extent not paid from the Group I Interest Remittance Amount on such Distribution Date and (b) a percentage of the amount of any Group I Overcollateralization Reduction Amount for such Distribution Date allocated among the Group I Principal Distribution Amount based on the amount of principal for such Distribution Date.

Class I-A Principal Distribution Amount:

The Class I-A Group I Principal Distribution Amount is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Class I-A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 47.70% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to the Group I Mortgage Loans incurred during the related Due Period) and (B) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $2,725,000.

Class I-M-1 Principal Distribution Amount:

The Class I-M-1 Group I Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Group I Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class I-M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 56.10% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $2,725,000.

Class I-M-2 Principal Distribution Amount:

The Class I-M-2 Group I Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class I-A Certificates and Class I-M-1 Certificates (after taking into account the payment of the Class I-A and Class I-M-1 Group I Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class I-M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 63.80% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $2,725,000.

Class I-M-3 Principal Distribution Amount:

The Class I-M-3 Group I Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class I-A, Class I-M-1 and Class I-M-2 Certificates (after taking into account the payment of the Class I-A, Class I-M-1 and Class I-M-2 Group I Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class I-M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 68.50% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $2,725,000.

Class I-M-4 Principal Distribution Amount:

The Class I-M-4 Group I Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class I-A, Class I-M-1, Class I-M-2 and Class I-M-3 Certificates (after taking into account the payment of the Class I-A, Class I-M-1, Class I-M-2 and Class I-M-3 Group I Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class I-M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 76.70% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $2,725,000.

Class I-M-5 Principal Distribution Amount:

The Class I-M-5 Group I Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Certificates (after taking into account the payment of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Group I Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class I-M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 80.30% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $2,725,000.

Class I-M-6 Principal Distribution Amount:

The Class I-M-6 Group I Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class I-M-5 Certificates (after taking into account the payment of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class I-M-5 Group I Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class I-M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 83.60% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $2,725,000.

Class I-M-7 Principal Distribution Amount:

The Class I-M-7 Group I Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Certificates (after taking into account the payment of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Group I Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class I-M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 86.90% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $2,725,000.

Class I-M-8 Principal Distribution Amount:

The Class I-M-8 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6 and Class I-M-7 Certificates (after taking into account the payment of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6 and Class I-M-7 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class I-M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 89.40% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $2,725,000.

Class I-A Available Funds Cap

	Distribution	AFC	AFC		Distribution	AFC	AFC
Period	Date	Rate(1)	Rate (2)	Period	Date	Rate(1)	Rate (2)
1	25-Feb-06	8.124	23.624	39	25-Apr-09	9.362	13.477
2	25-Mar-06	7.544	22.987	40	25-May-09	9.645	13.963
3	25-Apr-06	6.814	22.187	41	25-Jun-09	9.352	13.622
4	25-May-06	7.042	22.332	42	25-Jul-09	9.635	13.964
5	25-Jun-06	6.815	22.008	43	25-Aug-09	9.342	13.611
6	25-Jul-06	7.043	22.123	44	25-Sep-09	9.347	13.685
7	25-Aug-06	6.816	21.767	45	25-Oct-09	9.629	14.178
8	25-Sep-06	6.586	21.389	46	25-Nov-09	9.336	13.840
9	25-Oct-06	6.667	21.310	47	25-Dec-09	9.618	14.187
10	25-Nov-06	6.593	21.073	48	25-Jan-10	9.326	13.827
11	25-Dec-06	6.678	20.996	49	25-Feb-10	9.320	13.820
12	25-Jan-07	6.599	20.758	50	25-Mar-10	10.235	15.031
13	25-Feb-07	6.603	20.604	51	25-Apr-10	9.309	13.905
14	25-Mar-07	6.883	20.728	52	25-May-10	9.590	14.254
15	25-Apr-07	6.609	20.301	53	25-Jun-10	9.298	13.892
16	25-May-07	6.701	20.243	54	25-Jul-10	9.578	14.238
17	25-Jun-07	6.615	20.007	55	25-Aug-10	9.287	13.876
18	25-Jul-07	6.711	19.954	56	25-Sep-10	9.282	13.872
19	25-Aug-07	6.621	19.719	57	25-Oct-10	9.567	14.226
20	25-Sep-07	6.964	19.918	58	25-Nov-10	9.298	13.888
21	25-Oct-07	8.321	21.173	59	25-Dec-10	9.581	14.237
22	25-Nov-07	8.617	21.328	60	25-Jan-11	9.290	13.875
23	25-Dec-07	8.816	21.389	61	25-Feb-11	9.324	11.361
24	25-Jan-08	8.647	21.083	62	25-Mar-11	10.316	12.565
25	25-Feb-08	8.779	12.582	63	25-Apr-11	9.313	11.340
26	25-Mar-08	9.416	13.218	64	25-May-11	9.617	11.713
27	25-Apr-08	8.937	13.069	65	25-Jun-11	9.301	11.325
28	25-May-08	9.264	13.478	66	25-Jul-11	9.605	11.691
29	25-Jun-08	9.005	13.191	67	25-Aug-11	9.289	11.302
30	25-Jul-08	9.266	13.453	68	25-Sep-11	9.283	11.291
31	25-Aug-08	8.999	13.156	69	25-Oct-11	9.587	11.657
32	25-Sep-08	9.220	13.469	70	25-Nov-11	9.271	11.273
33	25-Oct-08	9.547	14.218	71	25-Dec-11	9.574	11.637
34	25-Nov-08	9.272	14.041
35	25-Dec-08	9.542	14.345
36	25-Jan-09	9.264	14.014
37	25-Feb-09	9.278	12.872
38	25-Mar-09	10.273	14.116

(1) Assumes 1-month LIBOR at 4.50%, 6-month LIBOR at 4.75% and 1-year LIBOR at 4.85% no losses and is run at the pricing speed to call.

(2) Assumes the 1-month LIBOR, 6-month LIBOR and 1-year LIBOR equals 20%, no losses and run at the pricing speed to call.

Subordinate Classes Available Funds Cap

	Distribution	AFC	AFC		Distribution	AFC	AFC
Period	Date	Rate(1)	Rate (2)	Period	Date	Rate(1)	Rate (2)
1	25-Feb-06	8.124	23.624	39	25-Apr-09	9.362	13.477
2	25-Mar-06	7.544	22.987	40	25-May-09	9.645	13.963
3	25-Apr-06	6.814	22.187	41	25-Jun-09	9.352	13.622
4	25-May-06	7.042	22.332	42	25-Jul-09	9.635	13.964
5	25-Jun-06	6.815	22.008	43	25-Aug-09	9.342	13.611
6	25-Jul-06	7.043	22.123	44	25-Sep-09	9.347	13.685
7	25-Aug-06	6.816	21.767	45	25-Oct-09	9.629	14.178
8	25-Sep-06	6.586	21.389	46	25-Nov-09	9.336	13.840
9	25-Oct-06	6.667	21.310	47	25-Dec-09	9.618	14.187
10	25-Nov-06	6.593	21.073	48	25-Jan-10	9.326	13.827
11	25-Dec-06	6.678	20.996	49	25-Feb-10	9.320	13.820
12	25-Jan-07	6.599	20.758	50	25-Mar-10	10.235	15.031
13	25-Feb-07	6.603	20.604	51	25-Apr-10	9.309	13.905
14	25-Mar-07	6.883	20.728	52	25-May-10	9.590	14.254
15	25-Apr-07	6.609	20.301	53	25-Jun-10	9.298	13.892
16	25-May-07	6.701	20.243	54	25-Jul-10	9.578	14.238
17	25-Jun-07	6.615	20.007	55	25-Aug-10	9.287	13.876
18	25-Jul-07	6.711	19.954	56	25-Sep-10	9.282	13.872
19	25-Aug-07	6.621	19.719	57	25-Oct-10	9.567	14.226
20	25-Sep-07	6.964	19.918	58	25-Nov-10	9.298	13.888
21	25-Oct-07	8.321	21.173	59	25-Dec-10	9.581	14.237
22	25-Nov-07	8.617	21.328	60	25-Jan-11	9.290	13.875
23	25-Dec-07	8.816	21.389	61	25-Feb-11	9.324	11.361
24	25-Jan-08	8.647	21.083	62	25-Mar-11	10.316	12.565
25	25-Feb-08	8.779	12.582	63	25-Apr-11	9.313	11.340
26	25-Mar-08	9.416	13.218	64	25-May-11	9.617	11.713
27	25-Apr-08	8.937	13.069	65	25-Jun-11	9.301	11.325
28	25-May-08	9.264	13.478	66	25-Jul-11	9.605	11.691
29	25-Jun-08	9.005	13.191	67	25-Aug-11	9.289	11.302
30	25-Jul-08	9.266	13.453	68	25-Sep-11	9.283	11.291
31	25-Aug-08	8.999	13.156	69	25-Oct-11	9.587	11.657
32	25-Sep-08	9.220	13.469	70	25-Nov-11	9.271	11.273
33	25-Oct-08	9.547	14.218	71	25-Dec-11	9.574	11.637
34	25-Nov-08	9.272	14.041
35	25-Dec-08	9.542	14.345
36	25-Jan-09	9.264	14.014
37	25-Feb-09	9.278	12.872
38	25-Mar-09	10.273	14.116

(1)Assumes 1-month LIBOR at 4.50%, 6-month LIBOR at 4.75% and 1-year LIBOR at 4.85% no losses and is run at the pricing speed to call.

(2) Assumes the 1-month LIBOR, 6-month LIBOR and 1-year LIBOR equals 20%, no losses and run at the pricing speed to call.

Excess Spread Before Losses (Basis Points)

	Distribution				Distribution
Period	Date	Rate(1)	Rate (2)	Period	Date	Rate(1)	Rate (2)
1	25-Feb-06	310	318	39	25-Apr-09	484	471
2	25-Mar-06	279	280	40	25-May-09	499	486
3	25-Apr-06	234	235	41	25-Jun-09	489	475
4	25-May-06	249	250	42	25-Jul-09	503	489
5	25-Jun-06	234	235	43	25-Aug-09	491	476
6	25-Jul-06	250	251	44	25-Sep-09	492	478
7	25-Aug-06	235	236	45	25-Oct-09	505	493
8	25-Sep-06	211	212	46	25-Nov-09	493	480
9	25-Oct-06	213	213	47	25-Dec-09	505	493
10	25-Nov-06	212	212	48	25-Jan-10	492	479
11	25-Dec-06	214	214	49	25-Feb-10	492	478
12	25-Jan-07	213	213	50	25-Mar-10	530	518
13	25-Feb-07	214	213	51	25-Apr-10	491	478
14	25-Mar-07	220	219	52	25-May-10	504	491
15	25-Apr-07	215	214	53	25-Jun-10	490	477
16	25-May-07	218	217	54	25-Jul-10	503	490
17	25-Jun-07	216	215	55	25-Aug-10	490	476
18	25-Jul-07	219	218	56	25-Sep-10	489	475
19	25-Aug-07	217	217	57	25-Oct-10	502	490
20	25-Sep-07	253	252	58	25-Nov-10	491	478
21	25-Oct-07	381	379	59	25-Dec-10	504	491
22	25-Nov-07	425	423	60	25-Jan-11	491	477
23	25-Dec-07	431	429	61	25-Feb-11	495	475
24	25-Jan-08	429	427	62	25-Mar-11	540	523
25	25-Feb-08	443	433	63	25-Apr-11	494	475
26	25-Mar-08	476	467	64	25-May-11	509	491
27	25-Apr-08	461	450	65	25-Jun-11	493	474
28	25-May-08	479	468	66	25-Jul-11	508	490
29	25-Jun-08	470	458	67	25-Aug-11	492	474
30	25-Jul-08	482	470	68	25-Sep-11	492	474
31	25-Aug-08	471	459	69	25-Oct-11	506	488
32	25-Sep-08	495	483	70	25-Nov-11	490	472
33	25-Oct-08	513	502	71	25-Dec-11	505	488
34	25-Nov-08	503	492
35	25-Dec-08	515	504
36	25-Jan-09	505	493
37	25-Feb-09	507	494
38	25-Mar-09	537	524

(1) Assumes 1-month LIBOR at 4.50%, 6-month LIBOR at 4.75% and 1-year LIBOR at 4.85% no losses and is run at the pricing speed to call.

(2) Assumes the Forward LIBOR curve and run at the pricing speed to call.

DESCRIPTION OF THE COLLATERAL

TOTAL MORTGAGE LOANS

Please note that all pool characteristics are approximate and are subject to a +/- 10% variance. Summary	Total	Minimum	Maximum
Aggregate Outstanding Principal Balance	$545,000,000
Number of Loans	3,425
Average Current Loan Balance	$159,124	$12,101	$776,265
(1) Original Loan-to-Value Ratio	82.86%	21.28%	100.00%
Original Combined Loan-to-Value Ratio	90.14%	21.28%	100.00%
(1) Mortgage Rate	7.5467%	5.0000%	11.9500%
(1) Net Mortgage Rate	7.0405%	4.4938%	11.4438%
(1) (3) Note Margin	6.1077%	2.1400%	10.0500%
(1) (3) Maximum Mortgage Rate	13.6822%	11.0000%	18.6000%
(1) (3) Minimum Mortgage Rate	7.2112%	2.2500%	11.6000%
(1) (3) Term to Next Rate Adjustment (months)	22	1	58
(1) Original Term to Stated Maturity (months)	352	180	360
(1) Age (months)	4	2	23
(1) Remaining Term to Stated Maturity (months)	348	165	358
(1) (2) Credit Score	621	500	809
(1) Weighted Average, min and max reflect loan to value for first liens and combined loan to value for second liens.
(2) 100.00% of Mortgage Loans have Credit Scores. (3) Adjustable Rate Loans Only
Percent of Cut-off Date
Range	Principal Balance
Product Type	BALLOON (30/15)	3.45%
BALLOON (40/30)	0.11%
FIXED	9.65%
FIXED INTEREST ONLY	1.65%
6 MONTH LIBOR	0.05%
LIBOR 1/6 ARM	0.04%
LIBOR 2/1 ARM	0.01%
LIBOR 2/6 ARM	40.13%
LIBOR 2/6 ARM (40/30)	1.72%
LIBOR 2/6 ARM INTEREST ONLY	31.31%
LIBOR 3/6 ARM	6.44%
LIBOR 3/6 ARM (40/30)	0.17%
LIBOR 3/6 ARM INTEREST ONLY	4.20%
LIBOR 5/6 ARM	0.18%
LIBOR 5/6 ARM INTEREST ONLY	0.88%
Lien	First / Second	95.57% / 4.43%
Property Type (Over 5%)	Two- to four- family units	5.58%
Condominium	5.90%
Planned Unit Developments (attached)	15.02%
Single-family detached	73.48%
Geographic Distribution	California	23.44%
48 States (including DC)	Florida	7.73%
Minnesota	6.53%
Texas	5.81%
Illinois	5.75%
Documentation Type	Full/Alternative	54.37%
Lite Doc	1.33%
Stated Income	44.30%
Loans with Prepayment Penalties	73.59%
Loans with Interest Only Period	38.04%

Credit Score Distribution of Total Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
500 – 519	95	15,099,234	2.77	158,939	77.23	72.91	0.00
520 – 539	189	30,217,239	5.54	159,880	79.32	73.31	10.77
540 – 559	200	34,390,278	6.31	171,951	81.67	62.66	13.58
560 – 579	324	49,848,295	9.15	153,853	84.98	72.60	27.83
580 – 599	437	63,795,297	11.71	145,985	82.75	71.23	37.20
600 – 619	501	81,290,706	14.92	162,257	81.42	58.12	43.01
620 – 639	492	72,809,958	13.36	147,988	82.94	46.56	45.36
640 – 659	438	69,267,292	12.71	158,145	84.44	45.78	41.16
660 – 679	260	48,517,490	8.90	186,606	83.98	36.32	53.85
680 – 699	194	31,608,507	5.80	162,930	83.58	38.47	52.06
700 – 719	129	22,530,333	4.13	174,654	84.28	35.96	43.95
720 – 739	79	13,063,692	2.40	165,363	83.82	21.19	57.81
740 – 759	36	4,753,858	0.87	132,052	82.92	42.00	50.20
760 – 779	34	4,974,498	0.91	146,309	85.68	53.09	42.02
780 – 799	14	2,587,009	0.47	184,786	82.62	66.73	30.02
800 – 819	3	246,313	0.05	82,105	89.38	48.92	0.00
TOTAL:	3,425	545,000,000	100.00	159,124	82.86	54.37	38.04

Debt-to-Income Ratios of Total Mortgage Loans

Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
5.01% - 10.00%	7	658,923	0.12	94,132	621.62	76.72	80.38	38.52
10.01% - 15.00%	30	3,951,934	0.73	131,731	642.62	78.14	71.96	29.99
15.01% - 20.00%	61	6,986,025	1.28	114,525	644.59	82.51	70.13	14.00
20.01% - 25.00%	120	13,507,473	2.48	112,562	610.72	82.35	77.49	24.41
25.01% - 30.00%	231	31,728,768	5.82	137,354	620.55	81.13	63.75	32.26
30.01% - 35.00%	343	49,361,390	9.06	143,911	617.40	81.58	59.31	35.89
35.01% - 40.00%	617	92,971,046	17.06	150,682	624.38	82.61	55.35	37.81
40.01% - 45.00%	811	135,734,734	24.91	167,367	624.56	83.37	45.94	41.80
45.01% - 50.00%	1,025	178,912,913	32.83	174,549	619.54	83.28	51.24	39.95
50.01% - 55.00%	180	31,186,795	5.72	173,260	599.50	83.86	72.43	32.98
TOTAL:	3,425	545,000,000	100.00	159,124	620.61	82.86	54.37	38.04

Original Mortgage Loan Principal Balances of Total Mortgage Loans

Range of Original Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
$1 - $100,000	1,211	74,902,668	13.74	61,852	621.81	87.33	63.62	7.34
$100,001 - $200,000	1,223	165,795,505	30.42	135,565	612.72	83.03	65.98	24.45
$200,001 - $300,000	526	124,520,773	22.85	236,732	615.55	81.84	55.87	45.19
$300,001 - $400,000	279	92,390,320	16.95	331,148	628.91	81.28	34.88	55.35
$400,001 - $500,000	126	53,576,030	9.83	425,207	629.62	81.46	38.34	60.32
$500,001 - $600,000	43	22,777,705	4.18	529,714	636.81	81.95	51.31	60.45
$600,001 - $700,000	13	8,071,345	1.48	620,873	639.14	82.84	37.72	68.95
$700,001 - $800,000	3	2,189,389	0.40	729,796	658.32	84.80	65.86	65.86
$800,001 and greater	1	776,265	0.14	776,265	618.00	85.00	100.00	100.00
TOTAL:	3,425	545,000,000	100.00	159,124	620.61	82.86	54.37	38.04

Net Mortgage Rates of Total Mortgage Loans

Range of Net Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
4.0000% - 4.4999%	2	516,602	0.09	258,301	658.72	72.17	100.00	0.00
4.5000% - 4.9999%	33	7,379,458	1.35	223,620	661.11	76.93	71.63	55.87
5.0000% - 5.4999%	173	43,909,766	8.06	253,814	656.28	76.81	69.85	52.62
5.5000% - 5.9999%	318	72,084,743	13.23	226,682	642.18	78.74	63.32	57.65
6.0000% - 6.4999%	516	102,590,742	18.82	198,819	631.90	80.43	54.98	46.78
6.5000% - 6.9999%	424	76,137,162	13.97	179,569	621.41	82.17	54.72	47.11
7.0000% - 7.4999%	464	75,771,184	13.90	163,300	611.96	83.60	43.13	34.62
7.5000% - 7.9999%	295	42,661,739	7.83	144,616	601.57	84.54	53.96	26.96
8.0000% - 8.4999%	379	55,003,423	10.09	145,128	584.04	86.80	52.50	19.31
8.5000% - 8.9999%	235	22,892,138	4.20	97,413	592.04	88.40	54.55	10.90
9.0000% - 9.4999%	307	25,699,506	4.72	83,712	614.41	93.39	46.87	12.93
9.5000% - 9.9999%	130	10,022,714	1.84	77,098	604.05	92.79	40.78	4.13
10.0000% - 10.4999%	105	7,597,158	1.39	72,354	600.55	89.82	28.91	1.32
10.5000% - 10.9999%	29	1,988,451	0.36	68,567	596.36	89.59	34.01	0.00
11.0000% - 11.4999%	15	745,215	0.14	49,681	620.65	93.37	10.58	0.00
TOTAL:	3,425	545,000,000	100.00	159,124	620.61	82.86	54.37	38.04

Mortgage Rates of Total Mortgage Loans

Range of Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
5.0000% - 5.4999%	23	4,155,598	0.76	180,678	649.26	74.89	71.38	36.10
5.5000% - 5.9999%	167	43,072,541	7.90	257,919	660.32	76.73	70.49	52.78
6.0000% - 6.4999%	276	62,631,094	11.49	226,924	643.22	79.02	65.34	56.89
6.5000% - 6.9999%	545	111,030,988	20.37	203,727	632.34	80.09	54.96	48.94
7.0000% - 7.4999%	412	73,818,405	13.54	179,171	622.94	81.61	53.24	47.76
7.5000% - 7.9999%	480	79,737,727	14.63	166,120	612.11	83.74	45.21	35.04
8.0000% - 8.4999%	292	42,211,332	7.75	144,559	604.44	84.47	53.51	26.77
8.5000% - 8.9999%	386	56,006,428	10.28	145,094	582.97	86.53	53.08	19.90
9.0000% - 9.4999%	226	23,970,325	4.40	106,063	589.07	88.16	54.81	14.46
9.5000% - 9.9999%	324	26,792,133	4.92	82,692	615.86	93.20	47.72	12.40
10.0000% - 10.4999%	124	9,710,035	1.78	78,307	600.24	92.49	46.29	6.09
10.5000% - 10.9999%	122	8,786,380	1.61	72,020	608.48	91.73	24.87	1.14
11.0000% - 11.4999%	32	2,264,642	0.42	70,770	592.25	87.74	28.46	0.00
11.5000% - 11.9999%	16	812,372	0.15	50,773	620.93	93.92	17.97	0.00
TOTAL:	3,425	545,000,000	100.00	159,124	620.61	82.86	54.37	38.04

*Original Loan-to-Value Ratios of Total Mortgage Loans

*(Ratios below reflect loan to value for first liens and combined loan to value for second liens)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Percent Full Documentation	Percent Interest Only
20.01% - 25.00%	2	71,788	0.01	35,894	600.67	100.00	0.00
25.01% - 30.00%	2	66,829	0.01	33,414	540.25	56.94	0.00
30.01% - 35.00%	4	326,914	0.06	81,729	583.81	100.00	30.58
35.01% - 40.00%	5	346,131	0.06	69,226	583.58	62.97	0.00
40.01% - 45.00%	8	1,379,020	0.25	172,378	573.22	44.52	46.36
45.01% - 50.00%	18	3,469,804	0.64	192,767	632.06	49.65	22.50
50.01% - 55.00%	26	3,659,374	0.67	140,745	623.84	63.23	17.63
55.01% - 60.00%	35	6,372,761	1.17	182,079	586.83	46.21	23.51
60.01% - 65.00%	48	10,065,736	1.85	209,703	599.40	44.12	21.09
65.01% - 70.00%	98	16,696,988	3.06	170,377	585.17	61.33	20.03
70.01% - 75.00%	154	26,397,571	4.84	171,413	595.81	59.05	32.57
75.01% - 80.00%	1,374	249,026,925	45.69	181,242	630.99	52.03	50.72
80.01% - 85.00%	279	50,846,128	9.33	182,244	587.63	57.88	32.27
85.01% - 90.00%	508	91,760,786	16.84	180,631	617.99	50.00	34.87
90.01% - 95.00%	296	41,901,111	7.69	141,558	618.37	66.92	23.64
95.01% - 100.00%	568	42,612,134	7.82	75,021	647.50	58.43	11.67
TOTAL:	3,425	545,000,000	100.00	159,124	620.61	54.37	38.04

*Original Combined Loan-to-Value Ratios of Total Mortgage Loans

*(Ratios below reflect combined loan to value for first liens and combined loan to value for second liens)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Percent Full Documentation	Percent Interest Only
20.01% - 25.00%	2	71,788	0.01	35,894	600.67	100.00	0.00
25.01% - 30.00%	2	66,829	0.01	33,414	540.25	56.94	0.00
30.01% - 35.00%	4	326,914	0.06	81,729	583.81	100.00	30.58
35.01% - 40.00%	5	346,131	0.06	69,226	583.58	62.97	0.00
40.01% - 45.00%	7	1,066,585	0.20	152,369	564.79	57.56	30.64
45.01% - 50.00%	18	3,469,804	0.64	192,767	632.06	49.65	22.50
50.01% - 55.00%	25	3,479,297	0.64	139,172	620.94	61.33	18.54
55.01% - 60.00%	35	6,372,761	1.17	182,079	586.83	46.21	23.51
60.01% - 65.00%	46	9,764,331	1.79	212,268	600.09	42.89	21.74
65.01% - 70.00%	89	15,969,229	2.93	179,430	582.50	61.75	18.98
70.01% - 75.00%	121	23,762,897	4.36	196,388	592.78	59.45	32.39
75.01% - 80.00%	294	56,722,522	10.41	192,934	600.75	58.32	32.02
80.01% - 85.00%	257	47,199,693	8.66	183,656	587.65	56.38	31.20
85.01% - 90.00%	495	91,449,159	16.78	184,746	618.03	50.68	35.73
90.01% - 95.00%	360	55,171,018	10.12	153,253	622.41	62.46	30.54
95.01% - 100.00%	1,665	229,761,041	42.16	137,995	640.43	52.05	47.31
TOTAL:	3,425	545,000,000	100.00	159,124	620.61	54.37	38.04

Geographic Distribution of Mortgaged Properties of Total Mortgage Loans

State or Territory	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
California	505	127,725,737	23.44	252,922	639.30	81.37	36.18	61.96
Florida	259	42,111,833	7.73	162,594	611.76	81.51	52.74	24.79
Minnesota	213	35,580,157	6.53	167,043	609.60	83.58	58.40	51.90
Texas	299	31,644,958	5.81	105,836	621.83	83.22	65.97	3.77
Illinois	188	31,310,633	5.75	166,546	611.92	84.85	51.53	18.24
Virginia	149	30,073,389	5.52	201,835	617.27	80.09	55.47	49.32
Georgia	225	29,006,640	5.32	128,918	612.62	83.82	65.27	43.34
Other(1)	1,838	327,453,346	60.10	178,157	623.84	82.24	49.42	43.47
TOTAL:	3,425	545,000,000	100.00	159,124	620.61	82.86	54.37	38.04

1) Other includes states and the District of Columbia with fewer than 5% concentrations individually.

Mortgage Loan Purpose of Total Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Equity Refinance	1,256	228,640,870	41.95	182,039	603.29	80.64	60.67	34.88
Purchase	1,948	279,281,487	51.24	143,368	635.09	84.58	47.92	40.33
Rate/Term Refinance	221	37,077,644	6.80	167,772	618.33	83.59	64.17	40.28
TOTAL:	3,425	545,000,000	100.00	159,124	620.61	82.86	54.37	38.04

Mortgage Loan Documentation Type of Total Mortgage Loans

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Full/Alternative	2,039	296,332,607	54.37	145,332	608.00	83.10	100.00	33.42
Lite	56	7,247,762	1.33	129,424	600.74	80.76	0.00	24.46
Stated Income	1,330	241,419,631	44.30	181,519	636.68	82.63	0.00	44.12
TOTAL:	3,425	545,000,000	100.00	159,124	620.61	82.86	54.37	38.04

Occupancy Types of Total Mortgage Loans

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Investor	282	37,609,950	6.90	133,369	657.21	87.40	41.65	22.27
Primary Residence	3,109	499,382,018	91.63	160,625	617.35	82.51	55.59	39.17
Second/Vacation	34	8,008,032	1.47	235,530	651.77	83.46	38.32	41.79
TOTAL:	3,425	545,000,000	100.00	159,124	620.61	82.86	54.37	38.04

Mortgaged Property Types of Total Mortgage Loans

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Two- to four- family units	144	30,384,896	5.58	211,006	642.60	84.04	32.05	36.92
Condominium	201	32,130,897	5.90	159,855	633.58	83.02	43.66	49.21
Planned Unit Developments (attached)	451	81,847,406	15.02	181,480	624.78	83.07	59.54	44.49
Single-family detached	2,626	400,469,279	73.48	152,502	617.03	82.71	55.88	35.93
Townhouse	3	167,522	0.03	55,841	656.54	91.12	39.98	0.00
TOTAL:	3,425	545,000,000	100.00	159,124	620.61	82.86	54.37	38.04

Prepayment Penalty Terms of Total Mortgage Loans

Prepayment Penalty Term	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
None	1,044	143,934,791	26.41	137,869	620.22	83.84	52.80	28.56
6 Months	1	258,129	0.05	258,129	714.00	62.79	100.00	0.00
12 Months	77	14,539,323	2.67	188,822	634.10	83.37	50.45	38.32
24 Months	1,757	296,940,802	54.48	169,004	618.13	83.19	52.32	43.00
30 Months	3	553,060	0.10	184,353	609.95	86.11	58.95	0.00
36 Months	488	76,147,835	13.97	156,041	629.25	80.88	62.59	35.02
60 Months	55	12,626,059	2.32	229,565	614.17	75.71	74.36	50.00
TOTAL:	3,425	545,000,000	100.00	159,124	620.61	82.86	54.37	38.04

Interest Only Terms of Total Mortgage Loans

Interest Only Term	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
None	2,568	337,671,170	61.96	131,492	610.44	83.52	58.43	0.00
24 Months	229	63,620,705	11.67	277,820	646.48	80.56	42.49	100.00
36 Months	57	12,370,268	2.27	217,022	639.36	81.84	48.29	100.00
60 Months	545	127,083,434	23.32	233,181	632.00	82.53	50.25	100.00
84 Months	2	270,131	0.05	135,065	716.10	80.29	41.28	100.00
120 Months	24	3,984,293	0.73	166,012	641.11	78.25	51.99	100.00
TOTAL:	3,425	545,000,000	100.00	159,124	620.61	82.86	54.37	38.04

Mortgage Insurance Coverage of Total Mortgage Loans

Mortgage Insurance	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
First Lien	2,988	520,853,072	95.57	174,315	618.53	82.09	55.36	39.81
LTV > 80 with MI	11	1,458,275	0.27	132,570	599.94	91.26	100.00	0.00
LTV > 80 w/out MI	1,206	201,614,126	36.99	167,176	611.11	90.35	58.94	31.39
LTV < or equal to 80	1,771	317,780,671	58.31	179,436	623.32	76.81	52.89	45.33
Second Lien	437	24,146,928	4.43	55,256	665.53	99.53	33.10	0.00
TOTAL:	3,425	545,000,000	100.00	159,124	620.61	82.86	54.37	38.04

Subordinate Financing of Total Mortgage Loans

Subsequent Second Lien	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
First Lien	2,988	520,853,072	95.57	174,315	619.00	82.09	89.70	55.36	39.81
No	1,799	314,477,619	57.70	174,807	606.00	83.40	83.40	58.42	29.96
Yes	1,189	206,375,452	37.87	173,571	638.00	80.09	99.31	50.69	54.81
Second Lien	437	24,146,928	4.43	55,256	666.00	99.53	99.53	33.10	0.00
TOTAL:	3,425	545,000,000	100.00	159,124	621.00	82.86	90.14	54.37	38.04

Contact Information

Contacts

MBS Trading

Scott Eichel	Tel: (212) 272-5451
Sr. Managing Director	seichel@bear.com

Chris Scott	Tel: (212) 272-5451
Sr. Managing Director	cscott@bear.com

MBS Structuring

Keith Lind	Tel: (212) 272-5451
Vice-President	klind@bear.com

MBS Banking

Ernie Calabrese	Tel: (212) 272-9529
Managing Director	ecalabrese@bear.com

Robert Durden	Tel: (212) 272-5714
Analyst	rdurden@bear.com

Syndicate

Carol Fuller	Tel: (212) 272-4955
Managing Director	cfuller@bear.com

Angela Ward	Tel: (212) 272-4955
Vice-President	award@bear.com

Rating Agencies

Dan Tegen– S&P	Tel: (212) 438-8432
daniel_tegen@standardandpoors.com

Todd Swanson – Moody’s	Tel: (415) 274-1714
TODD.SWANSON@MOODYS.COM

COLLATERAL TERM SHEETS CONTINUED AS EXHIBIT 99.1

BEAR, STEARNS & CO. INC.
ATLANTA • BOSTON • CHICAGO
DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO	383 Madison Avenue
FRANKFURT • GENEVA • HONG KONG	New York, N.Y. 10179
LONDON • PARIS • TOKYO	(212) 272-2000; (212) 272-7294	fax

New Issue Computational Materials

$111,923,000 (Approximate)

Bear Stearns Asset Backed Securities I Trust 2006-HE1

Issuing Entity

Asset-Backed Certificates, Series 2006-HE1

Bear Stearns Asset Backed Securities I LLC

Depositor

EMC Mortgage Corporation

Sponsor and Master Servicer

January 18, 2006

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                                                                                                                                                               BEAR, STEARNS & CO. INC.

ATLANTA • BOSTON • CHICAGO
DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO	383 Madison Avenue
FRANKFURT • GENEVA • HONG KONG	New York, N.Y. 10179
LONDON • PARIS • TOKYO	(212) 272-2000; (212) 272-7294	fax

STATEMENT REGARDING FREE WRITING PROSPECTUS

The Issuing Entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/bsabs or visit the following website: “www.bearstearns.com/prospectus/bsabs” for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the Issuing Entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the Issuing Entity or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

$111,923,000 (Approximate)

Bear Stearns Asset Backed Securities I Trust 2006-HE1

Asset-Backed Certificates, Series 2006-HE1

Bear Stearns Asset Backed Securities I LLC

Depositor

EMC Mortgage Corporation

Sponsor and Master Servicer

TRANSACTION HIGHLIGHTS

Characteristics of the Certificates (1), (2), (3), (4), (5), (6)

Classes	Sizes	Initial CE%	Coupon	Avg Life To Call (years)	Principal Lockout (months)	Principal Window (months)	Last Sch. Distribution Date	Ratings Moody’s/S&P

Class II-A-1	$53,736,000	[26.00%]	Floating	[1.000]	0	22	[09/25/28]	Aaa / AAA
Class II-A-2	29,828,000	[26.00%]	Floating	[3.002]	21	52	[04/25/35]	Aaa / AAA
Class II-A-3	3,756,000	[26.00%]	Floating	[6.069]	72	1	[02/25/36]	Aaa / AAA
Class II-M-1	5,015,000	[21.75%]	Floating	[4.923]	49	24	[02/25/36]	Aa1 / AA+
Class II-M-2	4,602,000	[17.85%]	Floating	[4.632]	45	28	[02/25/36]	Aa2 / AA
Class II-M-3	2,773,000	[15.50%]	Floating	[4.499]	43	30	[02/25/36]	Aa3 / AA-
Class II-M-4	4,661,000	[11.55%]	Floating	[4.410]	40	33	[02/25/36]	A2 / A
Class II-M-5	2,065,000	[9.80%]	Floating	[4.350]	39	34	[02/25/36]	A3 / A-
Class II-M-6	2,006,000	[8.10%]	Floating	[4.323]	38	35	[02/25/36]	Baa1 / BBB+
Class II-M-7	1,888,000	[6.50%]	Floating	[4.296]	38	35	[02/25/36]	Baa2 / BBB
Class II-M-8	1,593,000	[5.15%]	Floating	[4.277]	37	36	[02/25/36]	Baa3 / BBB-

Notes:

(1)	The Certificate sizes are approximate and subject to a variance of +/- 10%. The principal balances of the Certificates are calculated using the expected scheduled principal balances of the mortgage loans as of the Cut-off Date. The final sizes of the Certificates will be based on the final aggregate principal balances of the mortgage loans as of the Cut-off Date after taking into account, among other things, unscheduled principal payments and the composition of the final mortgage pool.

(2)	Certificates are priced to the 10% optional clean-up call.
(3)	Based on the pricing prepayment speed described herein.
(4)	The Class II-A Certificates and Class II-M Certificates are subject to a Group II Net WAC Rate Cap.
(5)	The coupon for each class of Certificates is equal to the lesser of (a) One-month LIBOR plus the related margin and (b) the

Group II Net WAC Rate Cap.

(6)

After the Group II Optional Termination Date, the margins on each of the Class II-A-2 Certificates and Class II-A-3 Certificates will increase to 2.0 times their related initial margins; and the margins on the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates will increase to 1.5 times their related initial margins.

Depositor:	Bear Stearns Asset Backed Securities I LLC.
Originators:

Homefield Financial, Inc. (approximately 5.09%), Bear Stearns Residential Mortgage Corporation (approximately 19.24%), Capitol Mortgage Services (approximately 7.75%), Century Mortgage Company (approximately 12.33%), First Guaranty Mortgage Corporation (approximately 8.27%), Metroplex Mortgage, Inc. (approximately 6.99%), and Trident Mortgage Company LP (approximately 6.80%); and approximately 38 others (none of which represent > 5% of the deal).

Master Servicer, Mortgage Loan Seller and Mortgage Loan Sponsor:	EMC Mortgage Corporation.
Trustee:	LaSalle Bank National Association.
Custodian:	LaSalle Bank National Association.
Underwriter:	Bear, Stearns & Co. Inc.
Derivative Administrator:	LaSalle Bank National Association.
Supplemental Interest Trust Trustee:	LaSalle Bank National Association.
Swap Provider:	[TBD].
Cap Provider:	[TBD].
Group II Offered Certificates:

Approximately $87,320,000 senior floating-rate Certificates (the “Class II-A Certificates”) and approximately $24,603,000 mezzanine floating-rate Certificates (the “Class II-M Certificates” together with the Class II-A Certificates, the “Group II Offered Certificates”). The Group II Offered Certificates are backed by adjustable-rate and fixed-rate, first and second lien, closed-end, subprime mortgage loans (the “Group II Mortgage Loans”).

Group II Non-Offered Certificates:	The Class II-CE, Class II-P and Class II-R Certificates will not be publicly offered.
Collateral:

As of the Cut-off Date, the Group II Mortgage Loans consisted of approximately 749 fixed and adjustable-rate, first and second lien, closed-end subprime mortgage loans totaling approximately $120,198,061. However, the characteristics of the Mortgage Loans as described herein and in the attached collateral tables may differ from the final pool as of the Closing Date due, among other things, to the possibility that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the Closing Date, such characteristics being subject to a variance of not more than plus or minus 10%.

Expected Pricing Date:	On or about January [20], 2006.

Closing Date:	On or about January 30, 2006.
Cut-off Date:	The close of business on January 1, 2006.
Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in February 2006.
Record Date:

For each class of Group II Offered Certificates, the business day preceding the applicable Distribution Date so long as such class of certificates are in book-entry form; and otherwise the record date shall be the last business day of the month immediately preceding the applicable Distribution Date.

Delay Days:	0 (zero) days on all Group II Offered Certificates.
Determination Date:

The Determination Date with respect to any Distribution Date will be the 15th day of the calendar month in which such Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Interest Accrual Period:

For any Distribution Date with respect to the Group II Offered Certificates, is the period commencing on the Distribution Date of the month immediately preceding the month in which the Distribution Date occurs or, in the case of the first period, commencing on the Closing Date, and ending on the day preceding such Distribution Date. All distributions of interest on the Group II Offered Certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period. The Group II Offered Certificates will initially settle flat (no accrued interest).

Prepayment Period:

The Prepayment Period with respect to any Distribution Date is the period commencing on the 16th day of the month prior to the month in which the related Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs.

ERISA Considerations:

It is expected that the Group II Offered Certificates will be ERISA eligible after the termination of the Supplemental Interest Trust which holds the Swap Agreement. Prior to that time, persons using plan assets may purchase the Group II Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of such certificates.

Legal Investment:	It is anticipated that the Group II Offered Certificates will not constitute “mortgage related securities” for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA).
Tax Matters:	The Trust will be established as one or more REMICs for federal income tax purposes.
Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$100,000 and integral multiples of $1 in excess thereof.
Group II Optional Termination:

At its option, the majority holder of the Class II-CE Certificates may purchase all of the Group II Mortgage Loans (and related properties acquired on behalf of the trust) when the principal balance of the Group II Mortgage Loans remaining in the trust, as of the last day of the related Due Period has been reduced to less than 10% of the principal balance of the Group II Mortgage Loans as of the Cut-off Date. If the majority holder of the Class II-CE Certificates does not exercise such right, then the Master Servicer may purchase all of the Group II Mortgage Loans (and related properties acquired on behalf of the trust) when the principal balance of the Group II Mortgage Loans remaining in the trust, as of the last day of the related Due Period, has been reduced to less than 5% of the principal balance of the Group II Mortgage Loans as of the Cut-off Date. Such a purchase will result in the early retirement of all the Group II Offered Certificates. In such case, the Group II Offered Certificates will be redeemed at par plus accrued interest.

Administrative Fees:

The sum of the “Servicing Fee” calculated at the “Servicing Fee Rate” of 0.500% per annum and the “Trustee Fee” calculated at the “Trustee Fee Rate” of [0.0058%] per annum. Administrative Fees will be paid monthly on the stated principal balance of the Group II Mortgage Loans.

Principal & Interest Advances:

The Master Servicer is required to advance delinquent payments of principal and interest on the Group II Mortgage Loans (other than balloon loans) to the extent such amounts are deemed recoverable from the related Group II Mortgage Loan. The Master Servicer is entitled to be reimbursed for such advances, and therefore these advances are not a form of credit enhancement.

Servicing Advances:

The Master Servicer will pay all out-of-pocket costs related to its obligations, including, but not limited to: (i) expenses in connection with a foreclosed Group II Mortgage Loan prior to the liquidation of such loan, (ii) the costs of any judicial proceedings, including foreclosures and (iii) the cost of managing and liquidating property acquired in relation to the Group II Mortgage Loans, as long as it deems the costs to be recoverable. The Master Servicer is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:

The Master Servicer is required to pay Compensating Interest up to the amount of the Servicing Fee to cover prepayment interest shortfalls (“Prepayment Interest Shortfalls”) due to partial and full prepayments on the Group II Mortgage Loans.

Step-up Coupon:

If the Group II Optional Termination is not exercised on the first Distribution Date following the Distribution Date on which it could have been exercised, the margin on each of the Class II-A-2 Certificates and Class II-A-3 Certificates will increase to 2.0 times their related initial margins and the margins on each of the Class II-M Certificates will increase to 1.5 times their related initial margins.

Prepayment Assumption:

Fixed Rate Mortgage Loans: A 100% prepayment assumption assumes that the outstanding principal balance of the fixed rate mortgage loans prepays at a constant prepayment rate (“CPR”) of 4% in the first month of the life of such pool, such rate increasing by an additional approximate 1.91% CPR (precisely 21%/11) each month thereafter through the twelfth month of the life of such mortgage loans, and such rate thereafter remaining constant at 25% CPR for the remainder of the life of such pool.

Adjustable Rate Mortgage Loans: A 100% prepayment assumption assumes that the outstanding principal balance of the adjustable rate mortgage loans prepays at a CPR of 4% in the first month of the life of such pool, such rate increasing by an additional approximate 2.82% CPR (precisely 31%/11) each month thereafter through the twelfth month of the life of such mortgage loans, and such rate thereafter remaining constant at 35% CPR.

Credit Enhancement:

1. Excess Spread (excluding Net Swap Payments received from the Swap Provider) from the Group II Mortgage Loans

2. Any related payments received from the Cap Provider

3. Any related Net Swap Payments received from the Swap Provider

4. Overcollateralization

5. Subordination of the Group II Certificates

Group II Interest Remittance Amount:

With respect to any Distribution Date, that portion of the available distribution amount for that Distribution Date that represents interest received or advanced in respect of the Group II Mortgage Loans (net of Administrative Fees and any related Net Swap Payment or Swap Termination Payment owed to the Swap Provider not resulting from an event of default or certain termination events with respect to the Swap Provider (a “Swap Provider Trigger Event”)).

Group II Overcollateralization Amount:

The Group II Overcollateralization Amount with respect to any Distribution Date is the excess, if any, of (i) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) over (ii) the aggregate Certificate Principal Balance of the Class II-A Certificates and Class II-M Certificates, after taking into account the distributions of principal to be made on such Distribution Date.

Group II Overcollateralization Target Amount:

With respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to approximately [5.15]% of the aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) the lesser of (1) approximately [5.15]% of the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the cut-off date and (2) approximately [10.30]% of the then current aggregate outstanding principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to the Group II Mortgage Loans incurred during the related Due Period) and (y) approximately [$590,000] or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Group II Overcollateralization Target Amount for the immediately preceding Distribution Date. The Group II Overcollateralization Target Amount for the Group II Offered Certificates is expected to be fully funded on the Closing Date.

Group II Overcollateralization Increase Amount:

With respect to any Distribution Date, an amount equal to the lesser of (i) available excess cashflow from the Group II Mortgage Loans available for payment of Group II Overcollateralization Increase Amount and (ii) the excess, if any, of (x) the Group II Overcollateralization Target Amount for that Distribution Date over (y) the Group II Overcollateralization Amount for that Distribution Date.

Group II Overcollateralization Reduction Amount:

With respect to any Distribution Date for which the Group II Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the Group II Excess Overcollateralization Amount for that Distribution Date and (ii) principal collected on the Group II Mortgage Loans for that Distribution Date.

Group II Excess Overcollateralization Amount:	With respect to any Distribution Date, the excess, if any, of the Group II Overcollateralization Amount over the Group II Overcollateralization Target Amount.
Stepdown Date:

The later to occur of (x) the Distribution Date occurring in February 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage for the Class II-A Certificates is greater than or equal to approximately [52.00]%.

Credit Enhancement Percentage:

The Credit Enhancement Percentage for any Class II-A Certificates for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the related class or classes subordinate thereto (including the Class II-CE Certificates) by (y) the aggregate principal balance of the Group II Mortgage Loans, calculated after taking into account distributions of principal on the Group II Mortgage Loans and after reduction for Realized Losses with respect to the Group II Mortgage Loans incurred during the related Due Period, but prior to distribution of the Group II Principal Distribution Amount to the holders of the related Certificates then entitled to distributions of principal on such Distribution Date.

Class                    Initial CE %        CE % On/After Stepdown Date

II-A	[26.00]%	[52.00]%
II-M-1	[21.75]%	[43.50]%
II-M-2	[17.85]%	[35.70]%
II-M-3	[15.50]%	[31.00]%
II-M-4	[11.55]%	[23.10]%
II-M-5	[9.80]%	[19.60]%
II-M-6	[8.10]%	[16.20]%
II-M-7	[6.50]%	[13.00]%
II-M-8	[5.15]%	[10.30]%

Trigger Event:	If either the Delinquency Test or the Cumulative Loss Test is violated.
Delinquency Test:

The Delinquency Test for the Group II Certificates is violated on any Distribution Date if the percentage obtained by dividing (x) the aggregate outstanding principal balance of Group II Mortgage Loans delinquent 60 days or more (including Group II Mortgage Loans that are in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy) by (y) the aggregate outstanding principal balance of the Group II Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds [30.50]% of the Credit Enhancement Percentage.

Cumulative Loss Test:

The Cumulative Loss Test for the Group II Certificates is violated on any Distribution Date if the aggregate amount of Realized Losses with respect to the Group II Mortgage Loans incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

[Distribution Date Occurring in	Percentage
February 2009 through January 2010	[4.05%]
February 2010 through January 2011	[6.00%]
February 2011 through January 2012	[7.25%]
February 2012 and thereafter	[7.50%]

Realized Losses:

Generally, any Realized Losses on the Group II Mortgage Loans will be absorbed first by Excess Spread for Loan Group II, second, by the related Group II Overcollateralization Amount, third, by the Class II-M Certificates in reverse numerical class designation and fourth, to the Class II-A Certificates on a pro rata basis, based on the Certificate Principal Balance of each such class.

Expense Adjusted Mortgage Rate:

The applicable mortgage rate (as adjusted for the actual number of days in the related Interest Accrual Period) on each Group II Mortgage Loan as of the first day of the related Due Period minus the sum of the (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.

Net WAC Rate Cap:

For any Distribution Date is the excess, if any, of (A) with respect to the Class II-A Certificates and Class II-M Certificates, the weighted average of the Expense Adjusted Mortgage Rates of the Group II Mortgage Loans as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such Group II Mortgage Loans on such due date, over (B) a per annum rate equal to the sum of the Net Swap Payment payable to the Swap Provider on such Distribution Date and any Swap Termination Payment not due to a Swap Provider Trigger Event payable to the Swap Provider on such distribution date (to the extent not paid by the Derivative Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement), divided by the outstanding principal balance of the Group II Mortgage Loans as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such Group II Mortgage Loans on such due date, multiplied by 12, divided by the outstanding principal balance of the Group II Mortgage Loans as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such Group II Mortgage Loans on such due date, multiplied by 12. The Net WAC Rate Cap will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Pass-Through Rates:

The Pass-Through Rate with respect to each class of Group II Offered Certificates will be the lesser of (x) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR plus the related Margin, and (y) the Net WAC Rate Cap adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Swap Agreement:

On the Closing Date, the Derivative Administrator will enter into a Swap Agreement for the benefit of the Group II Offered Certificates with an initial notional amount of [$102,087,593]. Under the related Swap Agreement, on each Distribution Date beginning in September 2006 and ending in January 2011, the Derivative Administrator shall be obligated to pay to the Swap Provider an amount equal to [4.850]% (per annum) on the related swap notional amount specified in the schedule below based upon a 30/360 day count convention, and the Derivative Administrator will be entitled to receive from the Swap Provider an amount equal to One-Month LIBOR (as determined pursuant to the Swap Agreement) on the related swap notional amount specified in the schedule below based upon an actual/360 day count convention, accrued during the related swap accrual period. Only the net amount of the two obligations above will be paid by the appropriate party (each, a “Net Swap Payment”). To the extent that the Derivative Administrator is obliged to make a related Net Swap Payment on any Distribution Date, amounts otherwise available to the related certificateholders will be applied to make a net payment to the Derivative Administrator in the same amount, for payment to the Swap Provider. The related Swap Agreement will terminate after the Distribution Date in January 2011.

Upon early termination of the related Swap Agreement, the Derivative Administrator or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party, regardless of which party caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the related Swap Agreement. In the event that the Derivative Administrator is required to make a Swap Termination Payment, the trust will be required to make a payment to the Derivative Administrator in the same amount, which amount will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to the related Certificateholders (other than a Swap Termination Payment due to a Swap Provider Trigger Event). Shown below is the swap notional amount schedule, which generally has been derived by adding (A) for the fixed rate collateral, a notional amount corresponding to 1.25x the pricing speed and (B) for the adjustable rate collateral (1) during the respective fixed rate period, a notional amount corresponding to 1.25x the pricing speed and (2) during the respective adjustable rate period, zero.

Payment Date	Swap Notional Amount ($)	Payment Date	Swap Notional Amount ($)
Sep-06	102,087,593.83	Mar-09	7,425,395.33
Oct-06	98,501,172.59	Apr-09	7,191,322.09
Nov-06	94,633,023.01	May-09	6,964,583.37
Dec-06	90,577,560.50	Jun-09	6,744,950.36
Jan-07	86,588,324.68	Jul-09	6,532,201.38
Feb-07	82,773,934.75	Aug-09	6,326,121.64
Mar-07	79,130,743.58	Sep-09	6,126,503.01
Apr-07	75,650,959.67	Oct-09	5,933,143.85
May-07	72,327,149.68	Nov-09	5,745,848.78
Jun-07	69,152,221.80	Dec-09	5,564,428.52
Jul-07	66,119,410.00	Jan-10	5,388,699.66
Aug-07	63,222,258.93	Feb-10	5,218,484.48
Sep-07	60,454,609.54	Mar-10	5,053,610.83
Oct-07	57,810,585.43	Apr-10	4,893,911.87
Nov-07	55,284,579.76	May-10	4,739,226.00
Dec-07	52,872,754.36	Jun-10	4,589,396.61
Jan-08	50,572,395.23	Jul-10	4,444,271.99
Feb-08	13,210,934.15	Aug-10	4,303,705.13
Mar-08	12,764,747.90	Sep-10	4,167,553.61
Apr-08	12,333,978.05	Oct-10	4,035,679.44
May-08	11,918,075.20	Nov-10	3,907,918.71
Jun-08	11,516,510.23	Dec-10	3,784,153.23
Jul-08	11,128,787.04	Jan-11	3,664,251.73
Aug-08	10,754,400.19
Sep-08	10,392,877.08
Oct-08	10,043,762.50
Nov-08	9,706,617.92
Dec-08	9,381,194.08
Jan-09	9,066,812.84
Feb-09	7,667,039.23

Interest Carry Forward Amount:

For each class of Group II Offered Certificates, and on any Distribution Date, the sum of (i) the excess of (A) the interest accrued during the related Interest Accrual Period for such Class (excluding any Basis Risk Shortfall Carryover Amount with respect to such class), plus any unpaid Interest Carry Forward Amount from the prior Distribution Date, over (B) the amount actually distributed to such class with respect to interest on such prior Distribution Date and (ii) interest on such excess at the Pass-Through Rate for such class.

Interest Distribution Amount:

The Interest Distribution Amount for the Group II Offered Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class, in each case, reduced by any Prepayment Interest Shortfalls to the extent not covered by related Compensating Interest payable by the Master Servicer and any related shortfalls resulting from the application of the Relief Act.

Senior Interest Distribution Amount:

The Senior Interest Distribution Amount for any Distribution Date and any Class II-A Certificates is equal to the related Interest Distribution Amount for such Distribution Date for the related Class II-A Certificates and the Interest Carry Forward Amount, if any, for that Distribution Date for the related Class II-A Certificates.

Basis Risk Shortfall Carryover Amount:

With respect to any Distribution Date, and the Group II Offered Certificates, the excess of (i) the amount of interest such class would have accrued on such Distribution Date had the applicable Pass-Through Rate not been subject to the Group II Net WAC Rate Cap, over (ii) the amount of interest such class of Certificates received on such Distribution Date if the Pass-Through Rate is limited to the Group II Net WAC Rate Cap, together with the unpaid portion of any such amounts from prior Distribution Dates (and accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the Group II Net WAC Rate Cap). The ratings on each Class of Certificates do not address the likelihood of the payment of any Basis Risk Shortfall Carryover Amount.

Basis Risk Shortfall: Interest Rate Cap Agreement:

Because each Group II Mortgage Loan has a mortgage rate that is either fixed or adjustable, and the adjustable-rate Group II Mortgage Loans will adjust generally based on six-month LIBOR after an initial fixed-rate period of two or three years following the date of origination, and the Pass-Through Rates on the Group II Offered Certificates are based on one-month LIBOR, the application of the Group II Net WAC Rate Cap could result in shortfalls of interest otherwise payable on those certificates in certain periods (such shortfalls, “Basis Risk Shortfalls”). This may also occur if six-month LIBOR and one-month LIBOR rise quickly since the Group II Mortgage Loan adjustments are constrained by certain interim caps. If Basis Risk Shortfalls occur, with respect to Loan Group II, they will be carried forward as Basis Risk Shortfall Carryover Amounts and paid from the related Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent Distribution Date.

The Class II-A Certificates and Class II-M Certificates will benefit from an interest rate cap agreement the payments on which will be available to, among other things, mitigate Basis Risk Shortfall. The interest rate cap agreement will not guarantee that any of the Class II-A and Class II-M Certificates will receive interest at a pass-through rate based upon One-Month LIBOR plus the applicable margin on any Distribution Date. The related interest rate cap agreement will terminate after the Distribution Date in August 2006. It is anticipated that the related interest rate cap agreement will include the following terms:

Payment Date	Notional Amount	Strike Rate
Feb-06	118,000,000.00	4.52
Mar-06	116,771,236.87	4.52
Apr-06	115,188,184.49	4.52
May-06	113,251,260.36	4.52
Jun-06	110,963,896.22	4.52
Jul-06	108,333,661.22	4.52
Aug-06	105,370,565.74	4.52

Interest Payment Priority:

On each Distribution Date, the Group II Interest Remittance Amount will be distributed in the following order of priority:

(i)          from the Group II Interest Remittance Amount, to the holders of the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates pro rata based on the amount of accrued interest payable to such classes of certificates, the Senior Interest Distribution Amount allocable to such Certificates;

(ii)         from the remaining Group II Interest Remittance Amount, to the holders of the Class II-M-1 Certificates, the Interest Distribution Amount for such Certificates;

(iii)        from the remaining Group II Interest Remittance Amount, to the holders of the Class II-M-2 Certificates, the Interest Distribution Amount for such Certificates;

(iv)        from the remaining Group II Interest Remittance Amount, to the holders of the Class II-M-3 Certificates, the Interest Distribution Amount for such Certificates;

(v)          from the remaining Group II Interest Remittance Amount, to the holders of the Class II-M-4 Certificates, the Interest Distribution Amount for such Certificates;

(vi)        from the remaining Group II Interest Remittance Amount, to the holders of the Class II-M-5 Certificates, the Interest Distribution Amount for such Certificates;

(vii)       from the remaining Group II Interest Remittance Amount, to the holders of the Class II-M-6 Certificates, the Interest Distribution Amount for such Certificates;

(viii)      from the remaining Group II Interest Remittance Amount, to the holders of the Class II-M-7 Certificates, the Interest Distribution Amount for such Certificates; and

(ix)        from the remaining Group II Interest Remittance Amount, to the holders of the Class II-M-8 Certificates, the Interest Distribution Amount for such Certificates.

Principal Payment Priority:

On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group II Principal Distribution Amount shall be distributed as follows:

(i)           the Group II Principal Distribution Amount sequentially to the holders of the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

(ii)         to the holders of the Class II-M-1 Certificates, any Group II Principal Distribution Amount remaining after the distributions described in (i) above, until the Certificate Principal Balance thereof has been reduced to zero;

(iii)        to the holders of the Class II-M-2 Certificates, any Group II Principal Distribution Amount remaining after the distributions described in (i) and (ii) above, until the Certificate Principal Balance thereof has been reduced to zero;

(iv)         to the holders of the Class II-M-3 Certificates, any Group II Principal Distribution Amount remaining after the distributions described in (i), (ii) and (iii) above, until the Certificate Principal Balance thereof has been reduced to zero;

(v)          to the holders of the Class II-M-4 Certificates, any Group II Principal Distribution Amount remaining after the distributions described in (i), (ii), (iii) and (iv) above, until the Certificate Principal Balance thereof has been reduced to zero;

(vi)         to the holders of the Class II-M-5 Certificates, any Group II Principal Distribution Amount remaining after the distributions described in (i), (ii), (iii), (iv) and (v) above, until the Certificate Principal Balance thereof has been reduced to zero;

(vii)       to the holders of the Class II-M-6 Certificates, any Group II Principal Distribution Amount remaining after the distributions described in (i), (ii), (iii), (iv), (v) and (vi) above, until the Certificate Principal Balance thereof has been reduced to zero;

(viii)      to the holders of the Class II-M-7 Certificates, any Group II Principal Distribution Amount remaining after the distributions described in (i), (ii), (iii), (iv), (v), (vi) and (vii) above, until the Certificate Principal Balance thereof has been reduced to zero; and

(ix)         to the holders of the Class II-M-8 Certificates, any Group II Principal Distribution Amount remaining after the distributions described in (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) above, until the Certificate Principal Balance thereof has been reduced to zero.

Principal Payment Priority:

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger

Event is not in effect, the Group II Principal Distribution Amount shall be distributed as follows:

(i)           the Group II Principal Distribution Amount sequentially to the holders of the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates, in that order, to the extent of the Class II-A Group II Principal Distribution Amount, until the Certificate Principal Balance of each such class has been reduced to zero;

(ii)          to the holders of the Class II-M-1 Certificates, the Class II-M-1 Group II Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(iii)         to the holders of the Class II-M-2 Certificates, the Class II-M-2 Group II Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(iv)         to the holders of the Class II-M-3 Certificates, the Class II-M-3 Group II Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(v)          to the holders of the Class II-M-4 Certificates, the Class II-M-4 Group II Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vi)         to the holders of the Class II-M-5 Certificates, the Class II-M-5 Group II Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vii)       to the holders of the Class II-M-6 Certificates, the Class II-M-6 Group II Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(viii)      to the holders of the Class II-M-7 Certificates, the Class II-M-7 Group II Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

(ix)         to the holders of the Class II-M-8 Certificates, the Class II-M-8 Group II Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

Swap and Cap Payments:

Funds payable under the related Swap Agreement and the related Interest Rate Cap Agreement will be deposited into a reserve account (the “Group II Derivative Account”).

Funds in the Group II Derivative Account that are payable to the Swap Provider will be paid from any related available funds prior to distributions on the Group II Offered Certificates (other than any Swap Termination Payment due to a Swap Provider Trigger Event) and will be distributed on each Distribution Date in the following order of priority:

1)    to the Swap Provider, any Net Swap Payment owed for such Distribution Date; and

2)    to the Swap Provider, any Swap Termination Payment not due to a Swap Provider Trigger Event.

Funds in the Group II Derivative Account that are payable to the trust will be distributed on each Distribution Date in the following order of priority:

1)    to the holders of the Class II-A Certificates, on a pro rata basis, to pay accrued interest and any Interest Carry Forward Amount to the extent of the interest portion of any Realized Loss on the Group II Mortgage Loans, in each case to the extent unpaid from the Group II Interest Remittance Amount;

2)    to the holders of the Class II-M Certificates, sequentially, to pay accrued interest and any Interest Carry Forward Amount to the extent of the interest portion of any Realized Loss on the Group II Mortgage Loans, in each case to the extent unpaid from the Group II Interest Remittance Amount;

3)    to pay, first to the Class II-A Certificates on a pro rata basis, and second, sequentially to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates, in that order, any Basis Risk Carryover Amounts for such Distribution Date;

4)    to pay as principal to the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates to maintain the Group II Overcollateralization Target Amount for such Distribution Date (to the extent the Group II Overcollateralization Amount is reduced below the Group II Overcollateralization Target Amount as a result of Realized Losses with respect to the Group II Mortgage Loans and to the extent not covered by Net Monthly Excess Cashflow with respect to the Group II Mortgage Loans) distributed in the same manner and priority as the Group II Principal Distribution Amount; and

5)    to the party named in the Derivative Administration Agreement, any remaining amounts.

Net Monthly Excess Cashflow Distributions:

With respect to any Distribution Date, the available distribution amount remaining after distribution of the Group II Interest Remittance Amount and the Group II Principal Distribution Amount as described above (“Net Monthly Excess Cashflow”) shall be distributed as follows to the extent not covered by amounts paid pursuant to the Swap Agreement and the interest rate cap agreement (other than in the case of clause (i) below):

(i)           to the holders of the class or classes of Group II Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Group II Overcollateralization Increase Amount, distributable as part of the Group II Principal Distribution Amount;

(ii)         from Net Monthly Excess Cashflow attributable to the Group II Interest Remittance Amount, to the holders of the Class II-A Certificates, in an amount equal to any Interest Carry Forward Amounts to the extent unpaid from the Group II Interest Remittance Amount or amounts paid to the trust pursuant to the Swap Agreement and interest rate cap agreement.

(iii)        from Net Monthly Excess Cashflow attributable to the Group II Interest Remittance Amount, to the holders of the Class II-A Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(iv)         to the holders of the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates, in that order, in an amount equal to the related Interest Carry Forward Amount allocable to such Certificates;

(v)          to make payments to a reserve account, to the extent required to distribute to the holders of the Class II-A Certificates any Basis Risk Carryover Amounts for such classes (after taking into account amounts paid under the Swap Agreement and the interest rate cap agreement);

(vi)         to make payments to a reserve account, to the extent required to distribute to the holders of the Class II-M Certificates any Basis Risk Carryover Amounts for such classes (after taking into account amounts paid under the Swap Agreement and the interest rate cap agreement);

(vii)       to the holders of the Class II-A Certificates and Class II-M Certificates, in an amount equal to such certificates’ allocated share of any Prepayment Interest Shortfalls and any shortfalls resulting from the application of the Relief Act, in each case, without interest accrued thereon;

(viii)      to the Swap Provider, any Swap Termination Payment for such Distribution Date due to a Swap Provider Trigger Event: and

(ix)         to the holders of the Class II-CE Certificates and Class II-R Certificates as provided in the Pooling and Servicing Agreement.

All amounts in respect of prepayment charges shall be distributed to the holders of the Class II-P Certificates and not to the Group II Offered Certificates.

Group II Principal Distribution Amount:

The Group II Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group II Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II Mortgage Loans, and (iv) a percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date MINUS (v) the sum of (a) any Net Swap Payment, or any Swap Termination Payment not due to a Swap Provider Trigger Event, owed to the Swap Provider to the extent not paid from the Group II Interest Remittance Amount on such Distribution Date and (b) a percentage of the amount of any Group II Overcollateralization Reduction Amount for such Distribution Date allocated among the Group II Principal Distribution Amount based on the amount of principal for such Distribution Date.

Class II-A Principal Distribution Amount:

The Class II-A Group II Principal Distribution Amount is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Class II-A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 48.00% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to the Group II Mortgage Loans incurred during the related Due Period) and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $590,000.

Class II-M-1 Principal Distribution Amount:

The Class II-M-1 Group II Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Group II Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class II-M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 56.50% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $590,000.

Class II-M-2 Principal Distribution Amount:

The Class II-M-2 Group II Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class II-A Certificates and Class II-M-1 Certificates (after taking into account the payment of the Class II-A and Class II-M-1 Group II Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class II-M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 64.30% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $590,000.

Class II-M-3 Principal Distribution Amount:

The Class II-M-3 Group II Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class II-A, Class II-M-1 and Class II-M-2 Certificates (after taking into account the payment of the Class II-A, Class II-M-1 and Class II-M-2 Group II Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class II-M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 69.00% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $590,000.

Class II-M-4 Principal Distribution Amount:

The Class II-M-4 Group II Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class II-A, Class II-M-1, Class II-M-2 and Class II-M-3 Certificates (after taking into account the payment of the Class II-A, Class II-M-1, Class II-M-2 and Class II-M-3 Group II Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class II-M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 76.90% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $590,000.

Class II-M-5 Principal Distribution Amount:

The Class II-M-5 Group II Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3 and Class II-M-4 Certificates (after taking into account the payment of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3 and Class II-M-4 Group II Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class II-M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 80.40% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $590,000.

Class II-M-6 Principal Distribution Amount:

The Class II-M-6 Group II Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Certificates (after taking into account the payment of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Group II Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class II-M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 83.80% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $590,000.

Class II-M-7 Principal Distribution Amount:

The Class II-M-7 Group II Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-M-6 Certificates (after taking into account the payment of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-M-6 Group II Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class II-M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 87.00% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $590,000.

Class II-M-8 Principal Distribution Amount:

The Class II-M-8 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6 and Class II-M-7 Certificates (after taking into account the payment of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6 and Class II-M-7 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class II-M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 89.70% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $590,000.

Class II-A Available Funds Cap

	Distribution	AFC	AFC		Distribution	AFC	AFC
Period	Date	Rate(1)	Rate (2)	Period	Date	Rate(1)	Rate (2)
1	25-Feb-06	8.615	24.095	39	25-Apr-09	9.227	13.267
2	25-Mar-06	8.000	23.427	40	25-May-09	9.505	13.746
3	25-Apr-06	7.226	22.577	41	25-Jun-09	9.225	13.767
4	25-May-06	7.467	22.720	42	25-Jul-09	9.499	14.327
5	25-Jun-06	7.227	22.356	43	25-Aug-09	9.217	13.945
6	25-Jul-06	7.468	22.450	44	25-Sep-09	9.212	13.929
7	25-Aug-06	7.228	22.036	45	25-Oct-09	9.492	14.298
8	25-Sep-06	7.060	21.672	46	25-Nov-09	9.210	13.936
9	25-Oct-06	7.153	21.541	47	25-Dec-09	9.483	14.304
10	25-Nov-06	7.065	21.192	48	25-Jan-10	9.201	13.912
11	25-Dec-06	7.162	21.016	49	25-Feb-10	9.197	13.902
12	25-Jan-07	7.071	20.635	50	25-Mar-10	10.083	15.099
13	25-Feb-07	7.074	20.361	51	25-Apr-10	9.188	13.878
14	25-Mar-07	7.394	20.444	52	25-May-10	9.460	14.265
15	25-Apr-07	7.080	19.830	53	25-Jun-10	9.179	13.877
16	25-May-07	7.184	19.689	54	25-Jul-10	9.451	14.241
17	25-Jun-07	7.086	19.324	55	25-Aug-10	9.170	13.853
18	25-Jul-07	7.193	19.198	56	25-Sep-10	9.165	13.839
19	25-Aug-07	7.091	18.839	57	25-Oct-10	9.436	14.206
20	25-Sep-07	7.094	18.605	58	25-Nov-10	9.156	13.812
21	25-Oct-07	7.207	18.503	59	25-Dec-10	9.427	14.179
22	25-Nov-07	7.368	18.514	60	25-Jan-11	9.147	13.785
23	25-Dec-07	8.681	19.762	61	25-Feb-11	9.176	11.963
24	25-Jan-08	9.045	19.966	62	25-Mar-11	10.154	13.246
25	25-Feb-08	9.150	12.286	63	25-Apr-11	9.167	11.966
26	25-Mar-08	9.709	12.853	64	25-May-11	9.467	12.366
27	25-Apr-08	9.143	12.231	65	25-Jun-11	9.157	11.968
28	25-May-08	9.411	12.616	66	25-Jul-11	9.458	12.367
29	25-Jun-08	9.154	12.733	67	25-Aug-11	9.148	11.969
30	25-Jul-08	9.422	13.222	68	25-Sep-11	9.143	11.969
31	25-Aug-08	9.146	12.884	69	25-Oct-11	9.443	12.369
32	25-Sep-08	9.143	12.858	70	25-Nov-11	9.133	11.970
33	25-Oct-08	9.418	13.159	71	25-Dec-11	9.433	12.370
34	25-Nov-08	9.212	13.015	72	25-Jan-12	9.124	11.972
35	25-Dec-08	9.496	13.774	73	25-Feb-12	9.119	11.972
36	25-Jan-09	9.217	13.615
37	25-Feb-09	9.233	13.296
38	25-Mar-09	10.124	14.400

(1) Assumes 1-month LIBOR at 4.52%, 6-month LIBOR at 4.80% and 1-year LIBOR at 4.85% no losses and is run at the pricing speed to call.

(2) Assumes the 1-month LIBOR, 6-month LIBOR and 1-year LIBOR equals 20%, no losses and run at the pricing speed to call.

Subordinate Classes Available Funds Cap

	Distribution	AFC	AFC		Distribution	AFC	AFC
Period	Date	Rate(1)	Rate (2)	Period	Date	Rate(1)	Rate (2)
1	25-Feb-06	8.615	24.095	39	25-Apr-09	9.227	13.267
2	25-Mar-06	8.000	23.427	40	25-May-09	9.505	13.746
3	25-Apr-06	7.226	22.577	41	25-Jun-09	9.225	13.767
4	25-May-06	7.467	22.720	42	25-Jul-09	9.499	14.327
5	25-Jun-06	7.227	22.356	43	25-Aug-09	9.217	13.945
6	25-Jul-06	7.468	22.450	44	25-Sep-09	9.212	13.929
7	25-Aug-06	7.228	22.036	45	25-Oct-09	9.492	14.298
8	25-Sep-06	7.060	21.672	46	25-Nov-09	9.210	13.936
9	25-Oct-06	7.153	21.541	47	25-Dec-09	9.483	14.304
10	25-Nov-06	7.065	21.192	48	25-Jan-10	9.201	13.912
11	25-Dec-06	7.162	21.016	49	25-Feb-10	9.197	13.902
12	25-Jan-07	7.071	20.635	50	25-Mar-10	10.083	15.099
13	25-Feb-07	7.074	20.361	51	25-Apr-10	9.188	13.878
14	25-Mar-07	7.394	20.444	52	25-May-10	9.460	14.265
15	25-Apr-07	7.080	19.830	53	25-Jun-10	9.179	13.877
16	25-May-07	7.184	19.689	54	25-Jul-10	9.451	14.241
17	25-Jun-07	7.086	19.324	55	25-Aug-10	9.170	13.853
18	25-Jul-07	7.193	19.198	56	25-Sep-10	9.165	13.839
19	25-Aug-07	7.091	18.839	57	25-Oct-10	9.436	14.206
20	25-Sep-07	7.094	18.605	58	25-Nov-10	9.156	13.812
21	25-Oct-07	7.207	18.503	59	25-Dec-10	9.427	14.179
22	25-Nov-07	7.368	18.514	60	25-Jan-11	9.147	13.785
23	25-Dec-07	8.681	19.762	61	25-Feb-11	9.176	11.963
24	25-Jan-08	9.045	19.966	62	25-Mar-11	10.154	13.246
25	25-Feb-08	9.150	12.286	63	25-Apr-11	9.167	11.966
26	25-Mar-08	9.709	12.853	64	25-May-11	9.467	12.366
27	25-Apr-08	9.143	12.231	65	25-Jun-11	9.157	11.968
28	25-May-08	9.411	12.616	66	25-Jul-11	9.458	12.367
29	25-Jun-08	9.154	12.733	67	25-Aug-11	9.148	11.969
30	25-Jul-08	9.422	13.222	68	25-Sep-11	9.143	11.969
31	25-Aug-08	9.146	12.884	69	25-Oct-11	9.443	12.369
32	25-Sep-08	9.143	12.858	70	25-Nov-11	9.133	11.970
33	25-Oct-08	9.418	13.159	71	25-Dec-11	9.433	12.370
34	25-Nov-08	9.212	13.015	72	25-Jan-12	9.124	11.972
35	25-Dec-08	9.496	13.774	73	25-Feb-12	9.119	11.972
36	25-Jan-09	9.217	13.615
37	25-Feb-09	9.233	13.296
38	25-Mar-09	10.124	14.400

(1)Assumes 1-month LIBOR at 4.52%, 6-month LIBOR at 4.80% and 1-year LIBOR at 4.85% no losses and is run at the pricing speed to call.

(2) Assumes the 1-month LIBOR, 6-month LIBOR and 1-year LIBOR equals 20%, no losses and run at the pricing speed to call.

Excess Spread Before Losses (Basis Points)

	Distribution				Distribution
Period	Date	Rate(1)	Rate (2)	Period	Date	Rate(1)	Rate (2)
1	25-Feb-06	351	355	39	25-Apr-09	475	484
2	25-Mar-06	321	321	40	25-May-09	491	498
3	25-Apr-06	275	276	41	25-Jun-09	481	487
4	25-May-06	291	291	42	25-Jul-09	494	501
5	25-Jun-06	276	276	43	25-Aug-09	482	487
6	25-Jul-06	291	291	44	25-Sep-09	482	486
7	25-Aug-06	276	276	45	25-Oct-09	495	499
8	25-Sep-06	259	259	46	25-Nov-09	482	486
9	25-Oct-06	260	260	47	25-Dec-09	494	501
10	25-Nov-06	260	259	48	25-Jan-10	482	488
11	25-Dec-06	261	261	49	25-Feb-10	482	488
12	25-Jan-07	261	259	50	25-Mar-10	518	528
13	25-Feb-07	261	260	51	25-Apr-10	481	486
14	25-Mar-07	266	268	52	25-May-10	493	500
15	25-Apr-07	262	261	53	25-Jun-10	480	488
16	25-May-07	264	264	54	25-Jul-10	492	502
17	25-Jun-07	263	262	55	25-Aug-10	480	488
18	25-Jul-07	266	266	56	25-Sep-10	480	487
19	25-Aug-07	264	263	57	25-Oct-10	492	501
20	25-Sep-07	265	263	58	25-Nov-10	479	487
21	25-Oct-07	268	268	59	25-Dec-10	491	502
22	25-Nov-07	294	291	60	25-Jan-11	478	488
23	25-Dec-07	416	413	61	25-Feb-11	481	487
24	25-Jan-08	468	461	62	25-Mar-11	526	534
25	25-Feb-08	480	470	63	25-Apr-11	480	487
26	25-Mar-08	504	494	64	25-May-11	495	503
27	25-Apr-08	481	470	65	25-Jun-11	479	487
28	25-May-08	493	482	66	25-Jul-11	493	503
29	25-Jun-08	484	472	67	25-Aug-11	478	487
30	25-Jul-08	496	485	68	25-Sep-11	477	487
31	25-Aug-08	485	473	69	25-Oct-11	492	503
32	25-Sep-08	486	473	70	25-Nov-11	476	487
33	25-Oct-08	498	487	71	25-Dec-11	491	503
34	25-Nov-08	495	482	72	25-Jan-12	475	487
35	25-Dec-08	508	498	73	25-Feb-12	474	487
36	25-Jan-09	498	486
37	25-Feb-09	500	488
38	25-Mar-09	521	524

(1) Assumes 1-month LIBOR at 4.52%, 6-month LIBOR at 4.80% and 1-year LIBOR at 4.85% no losses and is run at the pricing speed to call.

(2) Assumes the Forward LIBOR curve and run at the pricing speed to call.

DESCRIPTION OF THE COLLATERAL

TOTAL MORTGAGE LOANS

Please note that all pool characteristics are approximate and are subject to a +/- 10% variance. Summary	Total	Minimum	Maximum
Aggregate Outstanding Principal Balance	$120,198,061
Number of Loans	749
Average Current Loan Balance	$160,478	$14,987	$568,564
(1) Original Loan-to-Value Ratio	80.69%	28.13%	100.00%
Original Combined Loan-to-Value Ratio	86.79%	28.13%	100.00%
(1) Mortgage Rate	7.9579%	5.5000%	13.8800%
(1) Net Mortgage Rate	7.4517%	4.9938%	13.3738%
(1) (3) Note Margin	5.7907%	2.3750%	9.0800%
(1) (3) Maximum Mortgage Rate	13.8013%	11.2500%	16.8500%
(1) (3) Minimum Mortgage Rate	7.8491%	5.7500%	10.8500%
(1) (3) Term to Next Rate Adjustment (months)	23	2	57
(1) Original Term to Stated Maturity (months)	354	180	360
(1) Age (months)	2	0	8
(1) Remaining Term to Stated Maturity (months)	356	173	360
(1) (2) Credit Score	619	502	807
(1) Weighted Average, min and max reflect loan to value for first liens and combined loan to value for second liens.
(2) 100.00% of Mortgage Loans have Credit Scores. (3) Adjustable Rate Loans Only
Percent of Cut-off Date
Range	Principal Balance
Product Type	BALLOON (30/15)	1.06%
BALLOON (40/30)	0.29%
FIXED	13.17%
FIXED INTEREST ONLY	3.22%
LIBOR 2/6 ARM	38.55%
LIBOR 2/6 ARM INTEREST ONLY	39.25%
LIBOR 3/6 ARM	1.97%
LIBOR 3/6 ARM INTEREST ONLY	2.49%
Lien	First / Second	95.46% / 4.54%
Property Type (Over 5%)	Two- to four- family units	2.13%
Condominium	4.43%
Planned Unit Developments (attached)	15.98%
Single-family detached	76.68%
Townhouse	0.79%
Geographic Distribution	Florida	13.79%
30 States (including DC)	Arizona	12.77%
California	9.94%
Virginia	9.64%
Ohio	8.65%
Pennsylvania	6.55%
Maryland	6.54%
Michigan	6.14%
Documentation Type	Full/Alternative	52.89%
Limited	2.11%
Lite Documentation	0.08%
Stated Income	44.92%

Loans with Prepayment Penalties	84.95%
Loans with Interest Only Period	44.96%

Credit Score Distribution of Total Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
500 – 519	18	2,287,300	1.90	127,072	75.47	93.84	23.61
520 – 539	28	4,016,736	3.34	143,455	75.61	88.30	24.99
540 – 559	48	7,772,820	6.47	161,934	77.78	63.75	29.27
560 – 579	52	10,455,239	8.70	201,062	80.01	56.37	30.86
580 – 599	117	17,330,603	14.42	148,125	80.31	60.48	41.25
600 – 619	133	22,135,494	18.42	166,432	80.71	58.76	48.79
620 – 639	115	18,010,017	14.98	156,609	81.27	58.37	53.42
640 – 659	99	16,662,780	13.86	168,311	81.87	39.27	43.82
660 – 679	55	8,601,925	7.16	156,399	84.14	35.57	59.91
680 – 699	35	5,844,523	4.86	166,986	82.40	23.64	72.34
700 – 719	21	2,529,580	2.10	120,456	84.77	28.88	25.67
720 – 739	15	2,310,047	1.92	154,003	82.91	15.76	41.65
740 – 759	7	1,047,670	0.87	149,667	82.55	12.40	28.18
760 – 779	3	628,729	0.52	209,576	67.48	41.19	88.26
780 – 799	2	359,396	0.30	179,698	46.83	100.00	22.26
800 – 819	1	205,200	0.17	205,200	90.00	100.00	100.00
TOTAL:	749	120,198,061	100.00	160,478	80.69	52.89	44.96

Debt-to-Income Ratios of Total Mortgage Loans

Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
0.00% - 5.00%	1	27,000	0.02	27,000	641	90.00	0.00	100.00
5.01% - 10.00%	2	517,504	0.43	258,752	647	73.48	0.00	11.59
10.01% - 15.00%	6	625,098	0.52	104,183	651	92.27	5.41	42.17
15.01% - 20.00%	16	1,808,682	1.50	113,043	596	77.94	46.38	43.56
20.01% - 25.00%	39	4,845,200	4.03	124,236	621	75.71	82.64	40.27
25.01% - 30.00%	54	7,633,689	6.35	141,365	615	79.36	58.32	40.57
30.01% - 35.00%	99	13,381,497	11.13	135,167	623	81.09	47.21	48.89
35.01% - 40.00%	155	24,339,284	20.25	157,028	616	80.99	43.63	45.64
40.01% - 45.00%	212	35,433,435	29.48	167,139	620	81.09	51.81	38.79
45.01% - 50.00%	132	24,634,078	20.49	186,622	618	82.16	54.83	49.06
50.01% - 55.00%	23	6,952,594	5.78	210,685	618	76.75	78.32	62.91
TOTAL:	749	120,198,061	100.00	160,478	619	80.69	52.89	44.96

Original Mortgage Loan Principal Balances of Total Mortgage Loans

Range of Original Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
$1 - $100,000	245	15,463,501	12.87	63,116	616	85.17	59.85	17.37
$100,001 - $200,000	285	40,976,349	34.09	143,777	616	80.01	58.53	36.46
$200,001 - $300,000	144	34,967,069	29.09	242,827	617	79.44	53.19	55.34
$300,001 - $400,000	47	16,214,109	13.49	344,981	621	82.18	36.52	64.08
$400,001 - $500,000	25	10,977,385	9.13	439,095	633	81.86	48.23	56.21
$500,001 - $600,000	3	1,599,649	1.33	533,216	615	59.39	32.79	31.67
TOTAL:	749	120,198,061	100.00	160,478	619	80.69	52.89	44.96

Net Mortgage Rates of Total Mortgage Loans

Range of Net Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
4.5000% - 4.9999%	1	278,268	0.23	278,268	650	65.00	100.00	0.00
5.0000% - 5.4999%	9	2,443,278	2.03	271,475	676	69.08	68.46	55.12
5.5000% - 5.9999%	35	7,309,794	6.08	208,851	629	76.64	84.64	36.54
6.0000% - 6.4999%	109	20,368,146	16.95	186,864	632	79.10	69.03	57.07
6.5000% - 6.9999%	91	16,533,724	13.76	181,689	624	78.39	62.98	51.24
7.0000% - 7.4999%	145	26,179,790	21.78	180,550	616	79.86	49.32	47.43
7.5000% - 7.9999%	83	15,786,789	13.13	190,202	619	81.05	32.66	39.38
8.0000% - 8.4999%	93	15,139,696	12.60	162,792	601	82.56	40.69	47.72
8.5000% - 8.9999%	26	4,243,750	3.53	163,221	593	81.87	35.89	26.86
9.0000% - 9.4999%	33	4,565,537	3.80	138,350	582	86.62	57.90	21.63
9.5000% - 9.9999%	14	1,601,771	1.33	114,412	593	81.54	34.68	33.87
10.0000% - 10.4999%	27	2,024,574	1.68	74,984	616	90.66	14.40	36.33
10.5000% - 10.9999%	16	898,754	0.75	56,172	650	99.71	41.77	34.05
11.0000% - 11.4999%	27	1,308,654	1.09	48,469	632	99.17	34.10	19.54
11.5000% - 11.9999%	22	686,607	0.57	31,209	638	99.64	58.32	4.92
12.0000% - 12.4999%	16	767,480	0.64	47,968	614	98.53	57.00	9.28
12.5000% - 12.9999%	1	29,657	0.02	29,657	587	40.00	100.00	0.00
13.0000% - 13.4999%	1	31,794	0.03	31,794	589	100.00	100.00	0.00
TOTAL:	749	120,198,061	100.00	160,478	619	80.69	52.89	44.96

Mortgage Rates of Total Mortgage Loans

Range of Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
5.5000% - 5.9999%	10	2,721,546	2.26	272,155	673	68.66	71.68	49.49
6.0000% - 6.4999%	30	6,289,669	5.23	209,656	631	77.07	87.82	33.37
6.5000% - 6.9999%	107	20,170,300	16.78	188,507	634	79.23	66.96	59.42
7.0000% - 7.4999%	89	15,885,449	13.22	178,488	620	77.61	65.93	44.38
7.5000% - 7.9999%	147	26,563,979	22.10	180,707	618	80.02	50.37	50.66
8.0000% - 8.4999%	73	14,454,940	12.03	198,013	623	80.16	33.18	37.42
8.5000% - 8.9999%	107	17,327,936	14.42	161,943	601	82.85	40.22	46.60
9.0000% - 9.4999%	26	4,545,555	3.78	174,829	585	81.99	37.20	31.72
9.5000% - 9.9999%	35	4,529,559	3.77	129,416	586	86.04	52.09	27.28
10.0000% - 10.4999%	13	1,642,370	1.37	126,336	594	85.78	53.33	33.03
10.5000% - 10.9999%	26	2,232,166	1.86	85,853	608	87.45	10.89	32.95
11.0000% - 11.4999%	16	834,749	0.69	52,172	650	98.88	44.62	36.66
11.5000% - 11.9999%	27	1,302,030	1.08	48,223	632	99.15	35.43	19.64
12.0000% - 12.4999%	24	843,907	0.70	35,163	635	99.71	53.46	4.01
12.5000% - 12.9999%	14	629,670	0.52	44,976	597	100.00	65.56	11.31
13.0000% - 13.4999%	4	192,443	0.16	48,111	662	84.88	41.23	0.00
13.5000% - 13.9999%	1	31,794	0.03	31,794	589	100.00	100.00	0.00
TOTAL:	749	120,198,061	100.00	160,478	619	80.69	52.89	44.96

*Original Loan-to-Value Ratios of Total Mortgage Loans

*(Ratios below reflect loan to value for first liens and combined loan to value for second liens)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Percent Full Documentation	Percent Interest Only
25.01% - 30.00%	1	90,000	0.07	90,000	600	100.00	100.00
30.01% - 35.00%	1	195,002	0.16	195,002	597	0.00	100.00
35.01% - 40.00%	6	1,310,453	1.09	218,409	649	28.16	16.64
40.01% - 45.00%	5	824,307	0.69	164,861	616	77.58	77.58
45.01% - 50.00%	5	643,388	0.54	128,678	580	39.40	31.09
50.01% - 55.00%	8	1,193,350	0.99	149,169	597	28.43	8.38
55.01% - 60.00%	10	1,876,183	1.56	187,618	579	62.15	29.00
60.01% - 65.00%	16	3,082,987	2.56	192,687	600	64.73	22.25
65.01% - 70.00%	28	5,529,205	4.60	197,472	597	49.92	43.83
70.01% - 75.00%	30	4,946,938	4.12	164,898	589	48.04	50.03
75.01% - 80.00%	326	59,084,695	49.16	181,241	628	50.84	53.63
80.01% - 85.00%	65	9,953,469	8.28	153,130	601	58.66	41.67
85.01% - 90.00%	96	19,058,350	15.86	198,524	610	52.83	42.35
90.01% - 95.00%	33	6,031,028	5.02	182,758	627	72.44	18.29
95.01% - 100.00%	119	6,378,708	5.31	53,603	642	51.26	22.92
TOTAL:	749	120,198,061	100.00	160,478	619	52.89	44.96

*Original Combined Loan-to-Value Ratios of Total Mortgage Loans

*(Ratios below reflect combined loan to value for first liens and combined loan to value for second liens)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Percent Full Documentation	Percent Interest Only
25.01% - 30.00%	1	90,000	0.07	90,000	600	100.00	100.00
30.01% - 35.00%	1	195,002	0.16	195,002	597	0.00	100.00
35.01% - 40.00%	6	1,310,453	1.09	218,409	649	28.16	16.64
40.01% - 45.00%	5	824,307	0.69	164,861	616	77.58	77.58
45.01% - 50.00%	5	643,388	0.54	128,678	580	39.40	31.09
50.01% - 55.00%	8	1,193,350	0.99	149,169	597	28.43	8.38
55.01% - 60.00%	10	1,876,183	1.56	187,618	579	62.15	29.00
60.01% - 65.00%	16	3,082,987	2.56	192,687	600	64.73	22.25
65.01% - 70.00%	27	5,317,388	4.42	196,940	594	47.92	45.58
70.01% - 75.00%	29	4,859,148	4.04	167,557	588	48.91	50.94
75.01% - 80.00%	114	21,665,143	18.02	190,045	601	61.21	44.66
80.01% - 85.00%	62	9,381,421	7.80	151,313	599	59.81	39.13
85.01% - 90.00%	102	20,898,147	17.39	204,884	613	51.05	46.41
90.01% - 95.00%	44	7,848,331	6.53	178,371	624	70.38	27.84
95.01% - 100.00%	319	41,012,814	34.12	128,567	644	45.68	51.79
TOTAL:	749	120,198,061	100.00	160,478	619	52.89	44.96

Geographic Distribution of Mortgaged Properties of Total Mortgage Loans

State or Territory	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Florida	96	16,577,071	13.79	172,678	624	82.43	42.97	41.04
Arizona	92	15,346,336	12.77	166,808	640	81.11	48.53	68.83
California	48	11,953,472	9.94	249,031	630	73.97	30.69	57.32
Virginia	49	11,586,316	9.64	236,455	614	78.15	44.06	82.03
Ohio	87	10,393,918	8.65	119,470	607	82.49	78.32	28.14
Pennsylvania	42	7,874,839	6.55	187,496	605	82.29	59.97	21.21
Maryland	39	7,860,581	6.54	201,553	595	79.21	49.11	61.38
Michigan	70	7,374,891	6.14	105,356	624	83.25	61.74	8.20
Other(1)	226	31,230,637	25.98	138,189	615	81.86	60.69	32.97
TOTAL:	749	120,198,061	100.00	160,478	619	80.69	52.89	44.96

1) Other includes states and the District of Columbia with fewer than 5% concentrations individually.

Mortgage Loan Purpose of Total Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Equity Refinance	379	63,252,154	52.62	166,892	606	78.83	62.79	40.63
Purchase	327	50,364,988	41.90	154,021	635	83.55	38.40	50.97
Rate/Term Refinance	43	6,580,919	5.48	153,045	618	76.78	68.69	40.66
TOTAL:	749	120,198,061	100.00	160,478	619	80.69	52.89	44.96

Mortgage Loan Documentation Type of Total Mortgage Loans

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Full/Alternative	426	63,576,305	52.89	149,240	606	81.09	100.00	41.09
Limited	12	2,533,436	2.11	211,120	610	82.53	0.00	55.17
Lite Documentation	1	90,957	0.08	90,957	649	100.00	0.00	0.00
Stated Income	310	53,997,364	44.92	174,185	633	80.10	0.00	49.12
TOTAL:	749	120,198,061	100.00	160,478	619	80.69	52.89	44.96

Occupancy Types of Total Mortgage Loans

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Investor	109	14,399,121	11.98	132,102	659	79.13	12.71	39.38
Primary Residence	638	105,094,656	87.43	164,725	613	81.14	58.75	46.03
Second/Vacation	2	704,284	0.59	352,142	622	45.49	0.00	0.00
TOTAL:	749	120,198,061	100.00	160,478	619	80.69	52.89	44.96

Mortgaged Property Types of Total Mortgage Loans

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Two- to four- family units	20	2,561,122	2.13	128,056	629	81.00	28.80	27.10
Condominium	35	5,322,860	4.43	152,082	637	78.83	29.66	75.93
Planned Unit Developments (attached)	108	19,202,879	15.98	177,804	628	81.21	48.51	78.60
Single-family detached	579	92,167,016	76.68	159,183	616	80.75	55.61	36.90
Townhouse	7	944,185	0.79	134,884	578	74.32	73.02	21.88
TOTAL:	749	120,198,061	100.00	160,478	619	80.69	52.89	44.96

Prepayment Penalty Terms of Total Mortgage Loans

Prepayment Penalty Term	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
None	128	18,093,518	15.05	141,356	607	81.14	44.35	51.55
6 Months	2	308,886	0.26	154,443	678	83.94	0.00	80.29
12 Months	42	7,307,659	6.08	173,992	621	82.76	26.50	41.97
24 Months	388	67,221,112	55.93	173,250	618	81.08	51.87	50.12
36 Months	185	26,374,625	21.94	142,566	627	79.16	70.09	26.32
60 Months	4	892,262	0.74	223,065	617	70.10	29.14	86.14
TOTAL:	749	120,198,061	100.00	160,478	619	80.69	52.89	44.96

Interest Only Terms of Total Mortgage Loans

Interest Only Term	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
None	484	66,154,031	55.04	136,682	612	81.15	56.61	0.00
24 Months	5	1,223,320	1.02	244,664	637	80.34	100.00	100.00
36 Months	3	603,000	0.50	201,000	620	70.06	100.00	100.00
60 Months	91	15,897,496	13.23	174,698	637	81.53	47.73	100.00
120 Months	166	36,320,214	30.22	218,796	622	79.69	46.01	100.00
TOTAL:	749	120,198,061	100.00	160,478	619	80.69	52.89	44.96

Mortgage Insurance Coverage of Total Mortgage Loans

Mortgage Insurance	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
First Lien	631	114,736,864	95.46	181,833	617	79.83	53.34	46.14
LTV > 80 with MI	2	354,227	0.29	177,114	654	93.34	33.14	0.00
LTV > 80 w/out MI	194	35,635,787	29.65	183,690	611	89.19	59.15	38.40
LTV < or equal to 80	435	78,746,850	65.51	181,027	620	75.53	50.80	49.86
Second Lien	118	5,461,198	4.54	46,281	643	98.95	43.55	20.13
TOTAL:	749	120,198,061	100.00	160,478	619	80.69	52.89	44.96

Subordinate Financing of Total Mortgage Loans

Subsequent Second Lien	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
First Lien	631	114,736,864	95.46	181,833	617	79.83	86.21	53.34	46.14
No	414	76,445,657	63.60	184,651	604	79.77	79.77	57.53	39.84
Yes	217	38,291,206	31.86	176,457	643	79.93	99.06	44.97	58.73
Second Lien	118	5,461,198	4.54	46,281	643	98.95	98.95	43.55	20.13
TOTAL:	749	120,198,061	100.00	160,478	619	80.69	86.79	52.89	44.96

DESCRIPTION OF THE COLLATERAL

INTEREST ONLY MORTGAGE LOANS

Please note that all pool characteristics are approximate and are subject to a +/- 10% variance. Summary	Total	Minimum	Maximum
Aggregate Outstanding Principal Balance	$54,044,030
Number of Loans	265
Average Current Loan Balance	$203,940	$26,700	$506,600
(1) Original Loan-to-Value Ratio	80.14%	28.13%	100.00%
Original Combined Loan-to-Value Ratio	87.98%	28.13%	100.00%
(1) Mortgage Rate	7.7434%	5.6000%	12.7800%
(1) Net Mortgage Rate	7.2372%	5.0938%	12.2738%
(1) (3) Note Margin	5.6646%	4.3000%	8.7200%
(1) (3) Maximum Mortgage Rate	13.6908%	11.7500%	16.8500%
(1) (3) Minimum Mortgage Rate	7.7005%	5.7500%	10.6850%
(1) (3) Term to Next Rate Adjustment (months)	23	18	57
(1) Original Term to Stated Maturity (months)	358	354	360
(1) Age (months)	2	0	6
(1) Remaining Term to Stated Maturity (months)	360	360	360
(1) (2) Credit Score	627	503	807
(1) Weighted Average, min and max reflect loan to value for first liens and combined loan to value for second liens.
(2) 100.00% of Mortgage Loans have Credit Scores. (3) Adjustable Rate Loans Only
Percent of Cut-off Date
Range	Principal Balance
FIXED INTEREST ONLY	7.15%
LIBOR 2/6 ARM INTEREST ONLY	87.31%
LIBOR 3/6 ARM INTEREST ONLY	5.54%

Lien	First / Second	97.97% / 2.03%

Property Type (Over 5%)	Two- to four- family units	1.28%
Condominium	7.48%
Planned Unit Developments (attached)	27.93%
Single-family detached	62.93%
Townhouse	0.38%

Geographic Distribution	Arizona	19.54%
22 States (including DC)	Virginia	17.59%
California	12.68%
Florida	12.59%
Maryland	8.93%
Ohio	5.41%

Documentation Type	Full/Alternative	48.34%
Limited	2.59%
Stated Income	49.07%

Loans with Prepayment Penalties	82.74%
Loans with Interest Only Period	100.00%

Credit Score Distribution of Total Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
500 – 519	4	540,030	1.00	135,008	63.15	73.89	100.00
520 – 539	5	1,003,750	1.86	200,750	76.71	100.00	100.00
540 – 559	11	2,274,923	4.21	206,811	72.93	70.50	100.00
560 – 579	13	3,226,338	5.97	248,180	77.49	50.62	100.00
580 – 599	37	7,149,300	13.23	193,224	76.82	55.28	100.00
600 – 619	51	10,798,996	19.98	211,745	81.63	56.87	100.00
620 – 639	48	9,620,084	17.80	200,418	80.65	56.22	100.00
640 – 659	37	7,302,258	13.51	197,358	83.58	34.44	100.00
660 – 679	23	5,153,460	9.54	224,063	83.45	34.37	100.00
680 – 699	20	4,228,021	7.82	211,401	80.38	9.89	100.00
700 – 719	4	649,350	1.20	162,338	80.34	57.13	100.00
720 – 739	6	962,200	1.78	160,367	84.61	37.83	100.00
740 – 759	2	295,200	0.55	147,600	80.00	0.00	100.00
760 – 779	2	554,920	1.03	277,460	63.15	46.67	100.00
780 – 799	1	80,000	0.15	80,000	80.00	100.00	100.00
800 – 819	1	205,200	0.38	205,200	90.00	100.00	100.00
TOTAL:	265	54,044,030	100.00	203,940	80.14	48.34	100.00

Debt-to-Income Ratios of Total Mortgage Loans

Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
0.00% - 5.00%	1	27,000	0.05	27,000	641	90.00	0.00	100.00
5.01% - 10.00%	1	60,000	0.11	60,000	695	100.00	0.00	100.00
10.01% - 15.00%	4	263,580	0.49	65,895	648	100.00	12.82	100.00
15.01% - 20.00%	4	787,800	1.46	196,950	593	75.88	26.66	100.00
20.01% - 25.00%	13	1,951,361	3.61	150,105	629	73.84	71.35	100.00
25.01% - 30.00%	16	3,096,763	5.73	193,548	625	76.43	50.91	100.00
30.01% - 35.00%	36	6,541,840	12.10	181,718	629	77.70	42.21	100.00
35.01% - 40.00%	54	11,109,157	20.56	205,725	628	80.05	35.62	100.00
40.01% - 45.00%	65	13,746,328	25.44	211,482	626	81.86	52.43	100.00
45.01% - 50.00%	54	12,086,540	22.36	223,825	626	82.03	49.28	100.00
50.01% - 55.00%	17	4,373,661	8.09	257,274	631	78.04	69.30	100.00
TOTAL:	265	54,044,030	100.00	203,940	627	80.14	48.34	100.00

Original Mortgage Loan Principal Balances of Total Mortgage Loans

Range of Original Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
$1 - $100,000	41	2,685,687	4.97	65,505	638	84.29	48.00	100.00
$100,001 - $200,000	100	14,941,368	27.65	149,414	620	78.73	58.06	100.00
$200,001 - $300,000	79	19,349,774	35.80	244,934	629	79.12	52.02	100.00
$300,001 - $400,000	30	10,389,770	19.22	346,326	627	81.02	33.37	100.00
$400,001 - $500,000	14	6,170,830	11.42	440,774	638	83.48	42.59	100.00
$500,001 - $600,000	1	506,600	0.94	506,600	589	79.99	0.00	100.00
TOTAL:	265	54,044,030	100.00	203,940	627	80.14	48.34	100.00

Net Mortgage Rates of Total Mortgage Loans

Range of Net Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
5.0000% - 5.4999%	5	1,346,800	2.49	269,360	655	69.04	74.46	100.00
5.5000% - 5.9999%	12	2,671,270	4.94	222,606	637	79.01	88.66	100.00
6.0000% - 6.4999%	53	11,623,409	21.51	219,310	636	80.41	62.27	100.00
6.5000% - 6.9999%	42	8,471,701	15.68	201,707	635	80.07	57.96	100.00
7.0000% - 7.4999%	54	12,417,597	22.98	229,955	627	77.78	46.47	100.00
7.5000% - 7.9999%	28	6,216,950	11.50	222,034	616	81.26	27.71	100.00
8.0000% - 8.4999%	34	7,224,214	13.37	212,477	606	81.30	27.93	100.00
8.5000% - 8.9999%	6	1,139,893	2.11	189,982	628	79.26	23.17	100.00
9.0000% - 9.4999%	6	987,500	1.83	164,583	604	83.91	47.90	100.00
9.5000% - 9.9999%	2	542,500	1.00	271,250	609	89.42	29.49	100.00
10.0000% - 10.4999%	10	735,450	1.36	73,545	639	92.51	3.77	100.00
10.5000% - 10.9999%	5	306,050	0.57	61,210	632	99.78	34.98	100.00
11.0000% - 11.4999%	6	255,695	0.47	42,616	637	97.51	11.19	100.00
11.5000% - 11.9999%	1	33,800	0.06	33,800	596	100.00	100.00	100.00
12.0000% - 12.4999%	1	71,200	0.13	71,200	622	100.00	0.00	100.00
TOTAL:	265	54,044,030	100.00	203,940	627	80.14	48.34	100.00

Mortgage Rates of Total Mortgage Loans

Range of Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
5.5000% - 5.9999%	5	1,346,800	2.49	269,360	655	69.04	74.46	100.00
6.0000% - 6.4999%	10	2,099,070	3.88	209,907	640	79.50	85.57	100.00
6.5000% - 6.9999%	54	11,985,609	22.18	221,956	637	80.32	63.41	100.00
7.0000% - 7.4999%	36	7,049,975	13.04	195,833	632	79.59	59.52	100.00
7.5000% - 7.9999%	59	13,456,322	24.90	228,073	629	78.07	47.50	100.00
8.0000% - 8.4999%	24	5,408,734	10.01	225,364	616	80.42	33.80	100.00
8.5000% - 8.9999%	38	8,075,680	14.94	212,518	612	81.79	24.43	100.00
9.0000% - 9.4999%	7	1,441,643	2.67	205,949	596	80.69	35.23	100.00
9.5000% - 9.9999%	7	1,235,500	2.29	176,500	610	83.13	38.28	100.00
10.0000% - 10.4999%	2	542,500	1.00	271,250	609	89.42	29.49	100.00
10.5000% - 10.9999%	10	735,450	1.36	73,545	639	92.51	3.77	100.00
11.0000% - 11.4999%	5	306,050	0.57	61,210	632	99.78	34.98	100.00
11.5000% - 11.9999%	6	255,695	0.47	42,616	637	97.51	11.19	100.00
12.0000% - 12.4999%	1	33,800	0.06	33,800	596	100.00	100.00	100.00
12.5000% - 12.9999%	1	71,200	0.13	71,200	622	100.00	0.00	100.00
TOTAL:	265	54,044,030	100.00	203,940	627	80.14	48.34	100.00

*Original Loan-to-Value Ratios of Total Mortgage Loans

*(Ratios below reflect loan to value for first liens and combined loan to value for second liens)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Percent Full Documentation	Percent Interest Only
25.01% - 30.00%	1	90,000	0.17	90,000	600	100.00	100.00
30.01% - 35.00%	1	195,002	0.36	195,002	597	0.00	100.00
35.01% - 40.00%	1	218,000	0.40	218,000	585	0.00	100.00
40.01% - 45.00%	3	639,500	1.18	213,167	630	100.00	100.00
45.01% - 50.00%	1	200,000	0.37	200,000	594	0.00	100.00
50.01% - 55.00%	1	100,000	0.19	100,000	595	0.00	100.00
55.01% - 60.00%	3	544,000	1.01	181,333	578	29.41	100.00
60.01% - 65.00%	6	686,016	1.27	114,336	557	43.00	100.00
65.01% - 70.00%	10	2,423,700	4.48	242,370	601	54.08	100.00
70.01% - 75.00%	10	2,475,150	4.58	247,515	590	39.58	100.00
75.01% - 80.00%	146	31,688,054	58.63	217,041	635	47.63	100.00
80.01% - 85.00%	21	4,147,557	7.67	197,503	615	54.51	100.00
85.01% - 90.00%	34	8,071,700	14.94	237,403	625	46.39	100.00
90.01% - 95.00%	6	1,103,155	2.04	183,859	653	100.00	100.00
95.01% - 100.00%	21	1,462,196	2.71	69,628	642	30.65	100.00
TOTAL:	265	54,044,030	100.00	203,940	627	48.34	100.00

*Original Combined Loan-to-Value Ratios of Total Mortgage Loans

*(Ratios below reflect combined loan to value for first liens and combined loan to value for second liens)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Percent Full Documentation	Percent Interest Only
25.01% - 30.00%	1	90,000	0.17	90,000	600	100.00	100.00
30.01% - 35.00%	1	195,002	0.36	195,002	597	0.00	100.00
35.01% - 40.00%	1	218,000	0.40	218,000	585	0.00	100.00
40.01% - 45.00%	3	639,500	1.18	213,167	630	100.00	100.00
45.01% - 50.00%	1	200,000	0.37	200,000	594	0.00	100.00
50.01% - 55.00%	1	100,000	0.19	100,000	595	0.00	100.00
55.01% - 60.00%	3	544,000	1.01	181,333	578	29.41	100.00
60.01% - 65.00%	6	686,016	1.27	114,336	557	43.00	100.00
65.01% - 70.00%	10	2,423,700	4.48	242,370	601	54.08	100.00
70.01% - 75.00%	10	2,475,150	4.58	247,515	590	39.58	100.00
75.01% - 80.00%	37	9,675,984	17.90	261,513	616	63.15	100.00
80.01% - 85.00%	19	3,670,850	6.79	193,203	611	57.98	100.00
85.01% - 90.00%	39	9,699,680	17.95	248,710	628	42.61	100.00
90.01% - 95.00%	12	2,184,962	4.04	182,080	632	88.10	100.00
95.01% - 100.00%	121	21,241,187	39.30	175,547	646	39.32	100.00
TOTAL:	265	54,044,030	100.00	203,940	627	48.34	100.00

Geographic Distribution of Mortgaged Properties of Total Mortgage Loans

State or Territory	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Arizona	54	10,562,310	19.54	195,598	632	80.65	56.06	100.00
Virginia	38	9,504,802	17.59	250,126	616	79.59	40.00	100.00
California	27	6,851,350	12.68	253,754	643	75.57	22.59	100.00
Florida	35	6,803,455	12.59	194,384	644	82.03	36.22	100.00
Maryland	19	4,824,905	8.93	253,942	608	78.97	52.07	100.00
Ohio	21	2,925,116	5.41	139,291	638	82.57	78.05	100.00
Other(1)	71	12,572,092	23.26	177,072	617	81.48	60.41	100.00
TOTAL:	265	54,044,030	100.00	203,940	627	80.14	48.34	100.00

1) Other includes states and the District of Columbia with fewer than 5% concentrations individually.

Mortgage Loan Purpose of Total Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Equity Refinance	125	25,698,032	47.55	205,584	616	77.99	60.53	100.00
Purchase	126	25,670,098	47.50	203,731	637	82.25	35.21	100.00
Rate/Term Refinance	14	2,675,900	4.95	191,136	630	80.56	57.30	100.00
TOTAL:	265	54,044,030	100.00	203,940	627	80.14	48.34	100.00

Mortgage Loan Documentation Type of Total Mortgage Loans

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Full/Alternative	137	26,124,810	48.34	190,692	616	80.17	100.00	100.00
Limited	5	1,397,600	2.59	279,520	604	79.43	0.00	100.00
Stated Income	123	26,521,620	49.07	215,623	639	80.15	0.00	100.00
TOTAL:	265	54,044,030	100.00	203,940	627	80.14	48.34	100.00

Occupancy Types of Total Mortgage Loans

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Investor	28	5,669,900	10.49	202,496	659	78.96	13.81	100.00
Primary Residence	237	48,374,129	89.51	204,110	623	80.28	52.39	100.00
TOTAL:	265	54,044,030	100.00	203,940	627	80.14	48.34	100.00

Mortgaged Property Types of Total Mortgage Loans

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Two- to four- family units	5	694,000	1.28	138,800	598	77.86	40.92	100.00
Condominium	23	4,041,650	7.48	175,724	640	79.94	24.85	100.00
Planned Unit Developments (attached)	70	15,093,326	27.93	215,619	632	80.88	47.66	100.00
Single-family detached	166	34,008,453	62.93	204,870	624	79.88	51.27	100.00
Townhouse	1	206,600	0.38	206,600	651	80.00	100.00	100.00
TOTAL:	265	54,044,030	100.00	203,940	627	80.14	48.34	100.00

Prepayment Penalty Terms of Total Mortgage Loans

Prepayment Penalty Term	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
None	54	9,327,570	17.26	172,733	616	81.76	45.00	100.00
6 Months	1	248,000	0.46	248,000	685	80.00	0.00	100.00
12 Months	14	3,067,209	5.68	219,086	641	79.36	26.95	100.00
24 Months	153	33,690,443	62.34	220,199	624	80.59	47.41	100.00
36 Months	40	6,942,206	12.85	173,555	646	77.43	70.14	100.00
60 Months	3	768,602	1.42	256,201	624	68.51	33.83	100.00
TOTAL:	265	54,044,030	100.00	203,940	627	80.14	48.34	100.00

Interest Only Terms of Total Mortgage Loans

Interest Only Term	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
24 Months	5	1,223,320	2.26	244,664	637	80.34	100.00	100.00
36 Months	3	603,000	1.12	201,000	620	70.06	100.00	100.00
60 Months	91	15,897,496	29.42	174,698	637	81.53	47.73	100.00
120 Months	166	36,320,214	67.20	218,796	622	79.69	46.01	100.00
TOTAL:	265	54,044,030	100.00	203,940	627	80.14	48.34	100.00

Mortgage Insurance Coverage of Total Mortgage Loans

Mortgage Insurance	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
First Lien	244	52,944,834	97.97	216,987	626	79.75	48.97	100.00
LTV > 80 w/out MI	61	13,685,412	25.32	224,351	624	88.56	53.78	100.00
LTV < or equal to 80	183	39,259,422	72.64	214,532	627	76.68	47.30	100.00
Second Lien	21	1,099,195	2.03	52,343	649	98.88	17.94	100.00
TOTAL:	265	54,044,030	100.00	203,940	627	80.14	48.34	100.00

Subordinate Financing of Total Mortgage Loans

Subsequent Second Lien	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
First Lien	244	52,944,834	97.97	216,987	626	79.75	87.75	48.97	100.00
No	133	30,456,057	56.35	228,993	613	79.52	79.52	55.20	100.00
Yes	111	22,488,778	41.61	202,602	644	80.06	98.90	40.53	100.00
Second Lien	21	1,099,195	2.03	52,343	649	98.88	98.88	17.94	100.00
TOTAL:	265	54,044,030	100.00	203,940	627	80.14	87.98	48.34	100.00

Contact Information

Contacts

MBS Trading

Scott Eichel	Tel: (212) 272-5451
Sr. Managing Director	seichel@bear.com

Chris Scott	Tel: (212) 272-5451
Sr. Managing Director	cscott@bear.com

MBS Structuring

Keith Lind	Tel: (212) 272-5451
Vice-President	klind@bear.com

MBS Banking

Ernie Calabrese	Tel: (212) 272-9529
Managing Director	ecalabrese@bear.com

Robert Durden	Tel: (212) 272-5714
Analyst	rdurden@bear.com

Syndicate

Carol Fuller	Tel: (212) 272-4955
Managing Director	cfuller@bear.com

Angela Ward	Tel: (212) 272-4955
Vice-President	award@bear.com

Rating Agencies

Dan Tegen– S&P	Tel: (212) 438-8432
daniel_tegen@standardandpoors.com

Todd Swanson – Moody’s	Tel: (415) 274-1714
TODD.SWANSON@MOODYS.COM

Deal Name: BSABS 2006-HE1 {GROUP II}	SUBPRIME
We would like to see the following data on the aggregate collateral and on all of the groups in the deal.

	aggregate pool	group: __1	group:__2	group :__3
gross WAC (%)	7.96
wtd avg FICO	619.00
FICO < 500 (%)	-
FICO < 550 (%)	7.33
FICO < 600 (%)	27.50
FICO 600-650 (%)	40.37

Calculations inlcuding 1st liens only:					}
% Uninsured w/ LTV > 80%	31.06					DENOMINATOR FOR % CALCULATION = FIRST LIEN BALANCE OF COLUMN
LTV = 80 (%)	43.46

Calculations excluding silent/simultaneous 2nds (*):
wtd avg CLTV (%)	84.07				}	if first lien and no second lien in the deal, then provide LTV
CLTV > 80 (%)	51.73					if first lien and second lien in the deal, then provide CLTV
CLTV 95 -100 (%)	21.27					if second lien, then provide CLTV

silent/simultaneous 2nd liens (%)	31.86

Calculations including silent/simultaneous 2nds (**):
wtd Avg CLTV	86.79				}
CLTV 90 - 95 (%)	6.53					Provide CLTV on first, second and silent/simultaneous seconds
CLTV 95 - 100 (%)	34.12

Full Doc (%)	52.89				* includes ALT Doc (12 -23 mth income verified)

Stated Doc (%)	44.92
No Doc /No Ratio / NINA (%)	-
purch (%)	41.90
CO refi (%)	52.62
Own Occ (%)	87.43
Investor (%)	11.98
Prepay Penalty (%)	84.95
wtd avg DTI (%)	39.74
DTI < 40%	44.24
DTI 40 - 45%	29.48
DTI 45 - 50%	20.49
DTI 50 - 55%	5.78
DTI > 55%	-
ARM ? (% of total)	82.26
2/28 (% of total)	77.80
3/27 (% of total)	4.46
5/25 (% of total)	-
1st Lien (%)	95.46
Avg Loan Balance	160,478.05
# of Loans	749.00
Loan Bal < $100k (%)	12.70
Mtg Rates > 12% (%)	1.26
Manuf Housing (%)	-
largest state (%)	FL
IO loans (%)	44.96

10yr IO (%)	30.22	}
5yr IO (%)	13.23		DENOMINATOR FOR % CALCULATION = TOTAL BALANCE OF RESPECTIVE GROUP/COLUMN
2 yr IO (%)	1.02
IO: FICO	627.00
IO LTV (%)	80.14
IO DTI (%)	40.27
IO full doc (%)	48.34
IO: purch (%)	47.50

Loan Type	Teaser	IO Term	Loan Term	Gross	Avg. Balance	Initial Rate	% of pool
	Period (mths)	(mths)		Margin	($)	(Annual %)
Please make appropriate additions to include relevant ARM and/or IO loan types in the deal, and complete the fields listed below
40YR BALLOON	0	0	360	0.0000	$351,410	8.3700%	0.29%
BALLOON	0	0	180	0.0000	$45,384	11.4690%	1.06%
FIXED	0	0	345	0.0000	$105,564	8.2701%	13.17%
FIXED - 5YR IO	0	60	360	0.0000	$128,270	7.6253%	0.32%
FIXED - 10 YR IO	0	120	360	0.0000	$108,813	8.3814%	2.90%
LIBOR 2/6 ARM	24	0	360	5.9154	$159,766	8.0027%	38.55%
LIBOR 2/6 - 2YR IO	24	24	360	6.0059	$244,664	6.6250%	1.02%
LIBOR 2/6 - 5YR IO	24	60	360	5.8072	$176,782	7.6591%	11.62%
LIBOR 2/6 - 10YR IO	24	120	360	5.5849	$246,109	7.8025%	26.62%
LIBOR 3/6 ARM	36	0	360	6.0254	$157,682	7.9476%	1.97%
LIBOR 3/6 - 3YR IO	36	36	360	5.6109	$201,000	6.9528%	0.50%
LIBOR 3/6 - 5YR IO	36	60	360	5.8479	$171,882	7.2706%	1.29%
LIBOR 3/6 - 10YR IO	36	120	360	5.5307	$211,000	7.3706%	0.70%
Any information regarding disposable income would also be appreciated. Thanks very much.

STATEMENT REGARDING FREE WRITING PROSPECTUS The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/bsabs or visit the following website: “www.bearstearns.com/prospectus/bsabs” for a copy of the base prospectus applicable to this offering. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not Permitted.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.